As filed with the Securities and Exchange Commission on November 1, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LXP INDUSTRIAL TRUST

(Exact name of registrant as specified in its charter)

Maryland	6784	13-3717318
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Penn Plaza

Suite 4015
New York, New York 10119-4015
(212) 692-7200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

T. Wilson Eglin
Chief Executive Officer and President
LXP Industrial Trust
One Penn Plaza
Suite 4015
New York, New York 10119-4015
(212) 692-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael McTiernan
Hogan Lovells US LLP
555 13th Street NW
Washington, D.C. 20004
(212) 318-6000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The registrant may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective. This document shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be an sale of these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION, DATED November 1, 2023.

On October 24, 2023, LXP Industrial Trust, a Maryland real estate investment trust (“LXP”), and Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which LCIF will merge with and into LXP, with LXP as the surviving entity (the “Merger”). As of September 30, 2023, LXP had an approximate 99% ownership interest in LCIF.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger (the “Effective Time”), LCIF will be merged with and into LXP and the separate existence of LCIF will thereupon cease and LXP will be the surviving entity. At such time, each common unit of partnership interest in LCIF (each, an “LCIF Partnership Unit”) you hold will automatically be converted into the right to receive a number of registered shares of beneficial interest of LXP, par value $0.0001 per share, classified as common stock (“Common Shares”) equal to the number of LCIF Partnership Units you hold multiplied by the “Redemption Factor” (as defined in the Sixth Amended and Restated Agreement of Limited Partnership of LCIF (the “Partnership Agreement”), and which is currently equal to 1.126) (the “Merger Consideration”), except that to the extent you would be entitled to any fractional Common Shares upon such conversion, no fractional Common Shares will be issued and instead you will be entitled to receive the Cash Equivalent (as defined in the Merger Agreement) of such fractional shares. Subject to the satisfaction of the closing conditions set forth in the Merger Agreement, the Merger is expected to be consummated on or around December 31, 2023. The Common Shares are listed on the New York Stock Exchange and trade under the symbol “LXP”. As of September 30, 2023, there were 730,623.5 LCIF Partnership Units outstanding other than LCIF Partnership Units held, directly or indirectly, by LXP, which, if all were converted, would result in approximately 822,682 Common Shares being issued by LXP. LXP currently accounts for these LCIF Partnership Units as “noncontrolling interests.”

The Board of Trustees of LXP (the “LXP Board”) and the general partner of LCIF (the “General Partner”) have approved the Merger Agreement and the Merger. No further approvals are required to consummate the Merger.

This information statement/prospectus provides you with detailed information about the Merger and related matters. LXP and LCIF both encourage you to read the entire document carefully. In particular, see the section titled “Risk Factors” beginning on page 11 for a discussion of risks related to the Merger, the tax consequences of the Merger and ownership of the Common Shares received in the Merger.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED THAT THIS INFORMATION STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This information statement/prospectus is dated November 20, 2023, and is first being disseminated to LCIF limited partners on or about November 20, 2023

INFORMATION STATEMENT

NOTICE OF APPROVAL OF MERGER BY GENERAL PARTNER – WE ARE NOT ASKING YOU FOR
A PROXY AND YOU ARE REQUESTED NOT TO SEND

US A PROXY

To the limited partners of LCIF:

On October 24, 2023, LXP and LCIF entered into the Merger Agreement pursuant to which LCIF will merge with and into LXP, with LXP as the surviving entity.

Pursuant to the terms of the Merger Agreement, at the Effective Time, LCIF will be merged with and into LXP and the separate existence of LCIF will thereupon cease and LXP will be the surviving entity. At such time, each LCIF Partnership Unit you hold will automatically be converted into the right to receive a number of registered Common Shares equal to the number of LCIF Partnership Units you hold multiplied by the “Redemption Factor” (as defined in the Partnership Agreement, and which is currently equal to 1.126), except that to the extent you would be entitled to any fractional Common Shares upon such conversion, no fractional Common Shares will be issued and instead you will be entitled to receive the Cash Equivalent (as defined in the Merger Agreement) of such fractional shares. Subject to the satisfaction of the closing conditions set forth in the Merger Agreement, the Merger is expected to be consummated on or around December 31, 2023. The Common Shares are listed on the New York Stock Exchange and trade under the symbol “LXP”.

The LXP Board has (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of LXP and its shareholders, and (ii) has unanimously approved and adopted the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and authorized the issuance of the Common Shares as payment of the Merger Consideration. Approval of the Merger does require approval of LXP shareholders.

The General Partner has determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of LCIF and its partners and has approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Approval of the Merger does not require the approval of other LCIF partners. For this reason, this information statement/prospectus is being provided to you for informational purposes only. The General Partner has not solicited and is not soliciting your adoption and approval of the Merger Agreement.

The accompanying information statement/prospectus describes the Merger Agreement, the Merger, and the actions to be taken in connection with the Merger, as well as provides additional information about the parties involved. Please give this information your careful attention. A copy of the Merger Agreement is attached as Annex A to this information statement/prospectus.

Sincerely,

T. Wilson Eglin

President of Lex GP-1 Trust, the sole general partner of LCIF

November 20, 2023

IMPORTANT NOTE ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus incorporates by reference important business and financial information about LXP and LCIF and their respective subsidiaries from documents filed with the Securities and Exchange Commission (“SEC”) that have not been included in or delivered with this information statement/prospectus. This information is available without charge at the SEC’s website at www.sec.gov. You may also obtain certain of these documents at LXP’s website, www.lxp.com. Information contained on the LXP website does not constitute part of this information statement/prospectus. See “Where You Can Find More Information.”

You may also request copies of publicly filed documents from LXP without charge by requesting them in writing or by telephone at the following address and telephone number:

LXP Industrial Trust

One Penn Plaza

Suite 4015
New York, New York 10119-4015

Attention: LCIF Investor Relations

(212) 692-7200

If you request any such documents, LXP will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To receive timely delivery of the documents, your request must be received no later than December 21, 2023.

The sections entitled “Questions and Answers” and “Summary” below highlight selected information from this information statement/prospectus, but they do not include all of the information that may be important to you. To better understand the Merger Agreement and the Merger, and for a more complete description of legal terms thereof, you should carefully read this entire information statement/prospectus, including the section entitled “Risk Factors” and the Merger Agreement, a copy of which is attached as Annex A hereto, as well as the documents that are incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

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QUESTIONS AND ANSWERS

The following questions and answers are intended to briefly address some of the questions that you may have regarding the Merger and the Merger Agreement. We urge you to carefully read the remainder of this information statement/prospectus because these questions and answers may not address all questions or provide all information that might be important to you with respect to the Merger and the Merger Agreement. Additional important information is also contained in Annex A and the documents incorporated by reference into this information statement/prospectus. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions under “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:	On October 24, 2023, LXP and LCIF entered into the Merger Agreement, pursuant to which LCIF will merge with and into LXP, with LXP as the surviving entity. The Merger Agreement is described in this information statement/prospectus and attached as Annex A hereto. You are receiving this document in connection with the issuance of Common Shares as the Merger Consideration. The General Partner has already approved the Merger Agreement and the Merger on behalf of LCIF and its partners. You are not being asked for a proxy or written consent, and you are requested not to send a proxy or written consent.

Q:	What will LCIF partners be entitled to receive in the Merger?

A:	If the Merger is successfully completed, each LCIF Partnership Unit you hold will automatically be converted into the right to receive 1.126 Common Shares, except that to the extent you would be entitled to any fractional Common Shares upon such conversion, no fractional Common Shares will be issued and instead you will be entitled to receive the Cash Equivalent (as defined in the Amended and Restated Merger Agreement) of such fractional shares. As of the Effective Time, all LCIF Partnership Units shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of LCIF Partnership Units shall cease to have any rights with respect thereto.

Q:	What will happen to LCIF as a result of the Merger?

A:	If the Merger is successfully completed, LCIF will be merged with and into LXP, with LXP as the surviving entity, and LCIF will cease to exist.

Q:	When will the Merger be completed?

A:	The Merger is expected to close on December 31, 2023.

Q:	Should LCIF partners deliver their LCIF Partnership Units now?

A:	No. After the Merger is completed, any LCIF Partnership Units you hold as of the Effective Time automatically will be converted into the right to receive the Merger Consideration.

Q:	What happens to future distributions with respect to LCIF Partnership Units?

A:	If the Merger closes, as expected, on December 31, 2023, LCIF will have the obligation (which will be assumed by LXP) to pay a final quarterly distribution in accordance with the Partnership Agreement. LXP expects to make the distribution on January 16, 2024 to holders of LCIF Partnership Units as of the close of business on December 29, 2023. Following payment of this final quarterly distribution, LCIF limited partners will be entitled to receive any dividends paid by LXP with respect to the Common Shares received in the Merger, to the extent they continue to own such Common Shares on the applicable record date for any dividend.

Q:	What approval by LCIF partners is required to approve the Merger Agreement and the transactions contemplated thereby, including the Merger?

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A:	None. Pursuant to the Partnership Agreement, the General Partner has the authority to approve the Merger Agreement and the Merger and has already done so. There are no remaining LCIF approvals required.

Q:	What are the expected U.S. federal income tax consequences for U.S. holders of LCIF Partnership Units as a result of the Merger?

A:	The receipt of Common Shares in exchange for LCIF Partnership Units pursuant to the Merger Agreement will be a taxable transaction to U.S. holders (as defined in “Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes. A U.S. holder will generally recognize capital gain or loss on the receipt of Common Shares in exchange for LCIF Partnership Units. However, a portion of this gain or loss will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables,” including depreciation recapture, or to “inventory items” owned by LCIF and its subsidiaries. Passive losses that were not deductible by a U.S. holder in prior taxable periods because they exceeded the U.S. holder’s share of LCIF’s income (i.e., suspended passive losses) may become deductible in full as a result of the Merger and offset all or a portion of the gain recognized by such U.S. holder. A U.S. holder’s tax basis in the Common Shares received in the Merger will equal the fair market value of such shares. The holding period of the Common Shares received by a U.S. holder will generally begin the day after the Merger effective date. The U.S. federal income tax consequences of the Merger to U.S. holders of LCIF Partnership Units and of the ownership and disposition of any Common Shares received pursuant thereto will depend on each holder’s particular tax situation. Accordingly, you are strongly urged to consult your tax advisor for a full understanding of the particular tax consequences to you of the Merger and of the ownership and disposition of any Common Shares received by you in the Merger. See “Material U.S. Federal Income Tax Consequences-Tax Consequences of the Merger to U.S. Holders of LCIF Partnership Units.”

Q:	What are the expected U.S. federal income tax consequences for a U.S. holder of LCIF Partnership Units of the ownership of Common Shares after the Merger is completed?

A:	LXP is classified as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes and intends to conduct its operations so as to continue to qualify for taxation as a REIT. No assurance, however, can be given that LXP has operated in a manner so as to qualify or will be able to operate in such a manner so as to remain qualified as a REIT. Qualification and taxation as a REIT depend upon LXP’s ability to meet on a continuing basis, through actual annual operating results, the required distribution levels, diversity of share ownership and the various qualification tests imposed under the Internal Revenue Code of 1986, as amended, (the “Code”) as discussed below, the results of which will not be reviewed by counsel. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in LXP’s circumstances, no assurance can be given that the actual results of LXP’s operations for any one taxable year have satisfied or will continue to satisfy such requirements. See “Material U.S. Federal Income Tax Consequences.”

Q:	Are holders of LCIF Partnership Units entitled to dissenters’ or appraisal rights in connection with the Merger?

A:	No. Holders of LCIF Partnership Units do not have dissenters’ or appraisal rights under applicable law or contractual appraisal rights under the Partnership Agreement or the Merger Agreement.

Q:	What happens if the Merger is not consummated?

A:	If the Merger is not completed for any reason, you will not receive the Merger Consideration for any LCIF Partnership Units that you hold. In such case, the LCIF Partnership Units will remain outstanding, and LCIF will remain a Delaware limited partnership.

Q:	Who do I call if I have further questions about the Merger or the Merger Agreement?

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A:	Holders of LCIF Units who have questions about the Merger or the Merger Agreement or who desire additional copies of this information statement/prospectus or other additional materials should contact:

Lepercq Corporate Income Fund L.P.

One Penn Plaza

Suite 4015

New York, NY 10119-4015

Attention: LCIF Investor Relations

(212) 692-7200

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SUMMARY

This summary highlights certain information about the Merger but may not contain all of the information that is important to you. We urge you to carefully read the remainder of the information statement/prospectus, including Annex A and the other documents to which we have referred you for a more complete understanding of the Merger and LXP. See “Where You Can Find More Information.”

LXP Industrial Trust

LXP is a Maryland real estate investment trust, which has elected to qualify to be taxed as a REIT for federal income tax purposes, focused on single-tenant warehouse/distribution real estate investments. A majority of its properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses. As of September 30, 2023, LXP had equity ownership interests in 115 consolidated real estate properties, located in 19 states and containing an aggregate of approximately 53.9 million square feet of space, approximately 99.0% of which was leased. As of September 30, 2023, LXP’s portfolio consisted of 110 warehouse/distribution facilities and five other properties. LXP’s warehouse/distribution portfolio is primarily focused in LXP’s target markets within the Sunbelt and Midwest. LXP expects to grow these markets by executing on its development pipeline and opportunistically acquiring facilities in these markets.

LXP’s principal executive offices are located at One Penn Plaza, Suite 4015, New York, New York 10119-4015 and our telephone number is (212) 692-7200.

Additional information about LXP is included in documents incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

LCIF

LCIF is a Delaware limited partnership that as of September 30, 2023, owned 21 properties. Lex GP-1 Trust, the General Partner of LCIF, is wholly-owned by LXP. LXP owns approximately 99% of the partnership interest in LCIF. LXP controls LCIF through its ownership of the General Partner, and certain of the executive officers and trustees of the General Partner are also officers and/or trustees of LXP.

The Merger

Pursuant to and in accordance with the terms and conditions of the Merger Agreement, at the Effective Time, LCIF will merge with and into LXP, with LXP as the surviving entity, and the LCIF Partnership Units will be automatically converted, without any action of the holders thereof, into Common Shares at the applicable conversion rate. As of the Effective Time, all such LCIF Partnership Units shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of LCIF Partnership Units shall cease to have any rights with respect thereto, except to receive a quarterly distribution for the quarter ending December 31, 2023 in accordance with the Partnership Agreement.

The composition of the LXP Board will remain the same after the closing of the Merger. LXP’s current executive officers are expected to continue to hold office after the closing of the Merger.

Merger Consideration

At the Effective Time, each LCIF Partnership Unit you hold will automatically be converted into the right to receive a number of registered Common Shares equal to the number of LCIF Partnership Units you hold multiplied by the “Redemption Factor” (as defined in the Partnership Agreement, and which is currently equal to 1.126), except that to the extent you would be entitled to any fractional Common Shares upon such conversion, no fractional Common Shares will be issued and instead you will be entitled to receive the Cash Equivalent (as defined in the Merger Agreement) of such fractional shares. Subject to the satisfaction of the closing conditions set forth in the Merger

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Agreement, the Merger is expected to be consummated on or around December 31, 2023. The Common Shares are listed on the New York Stock Exchange and trade under the symbol “LXP”.

Rationale for the Transaction

In deciding to approve the Merger and the Merger Agreement, the General Partner and LXP considered a number of factors, both potentially positive and potentially negative, including:

●	Administrative Cost Savings: LXP currently owns approximately 99% of the equity interest in LCIF. The Merger is expected to result in administrative cost savings by eliminating the costs of maintaining LCIF as a separate entity, which savings will benefit holders of LCIF Partnership Units and holders of Common Shares.
●	Tax Consequences: The Merger will be a taxable transaction for the holders of LCIF Partnership Units. Section 7.1.D of the Partnership Agreement provides that the General Partner is under no obligation to take into account the tax consequences of an LCIF partner in deciding whether to cause LCIF to take (or decline to take) any actions.
●	Liquidity for Limited Partners: With limited exceptions, holders of LCIF Partnership Units are subject to restrictions on transfer and these is no trading market for such units. Common Shares issued as Merger Consideration will generally not be subject to restriction on transfer, except as specified in the LXP Declaration of Trust, and are listed on the NYSE under the symbol “LXP”. Therefore, holders of LCIF Partnership Unit will achieve better liquidity as a result of the Merger.
●	Avoidance of Conflicts of Interest: LXP conducts businesses similar to that of LCIF. The conduct of these businesses and the allocation of business opportunities and investments between LCIF and LXP may give rise to conflicts of interests. LXP has no obligation to allocate business opportunities or investments to LCIF. In addition, there are complexities in allocating resources and costs for overhead, personnel and other matters between LCIF and LXP. These conflict situations will be eliminated through the Merger.
●	Enhanced Asset Diversification: LXP has significantly more assets than LCIF. As a result of the Merger, holders of LCIF Partnership Units will benefit from increased asset diversification.
●	Greater Capital Resources and Opportunities for Growth: While the General Partner believes that cash flows from operations will continue to provide adequate capital to fund LCIF’s expenses, LXP has significantly greater access to short- and long-term capital resources. These resources better position LXP to take advantage of investment opportunities, which will further enhance asset diversification.
●	Elimination of dependency on LXP and its personnel: LCIF is not self-administered or self-managed and is dependent upon LXP and its personnel whose continued service is not guaranteed. Loss of these services could adversely impact LCIF’s operations. The Merger would ensure the continued service of LXP and its personnel because LXP is a self-administered and self-managed REIT.

In view of the wide variety of factors considered by LCIF and LXP, neither LCIF nor LXP found it practicable to quantify or otherwise attempt to assign relative weights to the specific factors considered.

Interests of LXP in the Merger

LXP, which owns approximately 99% of the partnership interest in LCIF and wholly-owns the General Partner, may have interests in the Merger that may be different from, or in addition to, the interests of other limited partners generally. The General Partner and the LXP Board were aware of these interests and considered them, among other matters, in approving the Merger. These interests include:

●	Stepped up basis: Upon consummation of the Merger, LXP will receive a stepped-up tax basis on its additional investment in LCIF’s assets through the Merger.
●	Reimbursement of Expenses: LXP pays for certain general, administrative and other costs on LCIF’s behalf from time to time, which are reimbursable by LCIF in accordance with the Partnership Agreement. The reimbursement obligation will be extinguished upon the consummation of the Merger.
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●	Intercompany advances: LXP has an intercompany loan with LCIF that is based on the rate of LXP’s revolving credit facility. As of September 30, 2023, the balance of the loan was approximately $101.3 million, with an interest rate range of Adjusted Term SOFR (as defined in LXP's credit agreement) plus 0.725% to 1.40%.
●	Management responsibilities: LXP, through a wholly-owned subsidiary, manages certain consolidated properties that are owned by LCIF pursuant to property management agreements.

The Merger Agreement

The following is a summary of the material terms of the Merger Agreement. This summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, a complete copy of which is attached as Annex A to this information statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this information statement/prospectus. We encourage you to carefully read the Merger Agreement in its entirety, as it is the principal document that governs the Merger.

Structure of the Merger. The Merger Agreement provides for the merger of LCIF with and into LXP, with LXP as the surviving company.

Governing Documents. There will be no change to the declaration of trust (the “LXP Declaration of Trust”) or by-laws of LXP as a result of the Merger.

Trustees and Officers. There will be no change to the trustees or officers of LXP as a result of the Merger.

Merger Consideration. At the Effective Time, each issued and outstanding LCIF Partnership Unit (other than units held by the General Partner) will automatically be converted into the right to receive 1.126 registered Common Shares, except that to the extent a holder of LCIF Partnership Units would be entitled to any fractional Common Shares upon such conversion, no fractional Common Shares will be issued and instead such holder will be entitled to receive the Cash Equivalent (as defined in the Merger Agreement) of such fractional Common Shares (without interest and less any applicable withholding taxes).

Closing of the Merger. The closing of the Merger will take place at such time and on a date to be specified by the parties, subject to satisfaction of the conditions to the Merger. The Merger is currently expected to occur on or around December 31, 2023. At the closing, LCIF and LXP will file articles of merger with the State Department of Assessments and Taxation of Maryland and a certificate of merger with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland and the certificate of merger is accepted for filing by the Secretary of State of the State of Delaware, or at such later time as the parties have agreed and designated in the articles of merger and certificate of merger (the “Effective Time”).

Withholding Rights. LXP will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of LCIF Partnership Units such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of applicable law.

Surrender and Payment. The Merger Agreement provides that, promptly following the Effective Time, LXP will cause the transfer agent to pay and deliver to each holder of LCIF Partnership Units the Merger Consideration, together with any amounts payable in respect of cash in lieu of fractional shares.

Distributions. The Merger Agreement provides that LXP assumes any obligation of LCIF to pay to holders of LCIF Partnership Units as of immediately prior to the Effective Time the Distributions of Operating Cash Flow (as defined in the Partnership Agreement) that have a Partnership Record Date (as defined in the Partnership Agreement) prior to the Effective Time and which have not been paid as of the Effective Time.

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Representations and Warranties. The Merger Agreement contains limited customary representations and warranties made by LXP to LCIF and LCIF to LXP. The representations and warranties in the Merger Agreement do not survive the Effective Time.

Conditions to the Merger. The completion of the Merger is subject to customary closing conditions, including that (i) the registration statement on Form S-4 of which this information statement/prospectus forms a part is effective and the subject of any stop order or proceedings seeking a stop order, (ii) the Common Shares to be issued in the Merger have been approved for listing on the NYSE, and (iii) no Governmental Authority (as defined in the Merger Agreement) in the United States has enacted, issued, promulgated, enforced or entered any Law (as defined in the Merger Agreement ) (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger.

Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by the mutual written consent of LCIF and LXP or (ii) by either party if a Governmental Authority permanently restrains, enjoins or otherwise prohibits the Merger.

Effect of Termination. If the Merger Agreement is terminated, then the Merger Agreement will be void and of no further force or effect, and there will be no liability on the part of LCIF or LXP, or their respective officers, directors, trustees, subsidiaries or partners, as applicable, except that such termination shall not relieve any party of any liability or damages resulting from or arising out of any fraud or willful and material breaches of the Merger Agreement.

Amendment. Subject to compliance with applicable law and the Partnership Agreement, the Merger Agreement may not be amended except by an instrument signed by each of the parties prior to the Effective Time.

Governing Law. The Merger Agreement and all related transactions or actions are governed by the Laws of the State of New York, except to the extent required by the laws of the State of Maryland or the State of Delaware, the Merger will be governed by such laws.

The foregoing summary of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which is attached as Annex A to this information statement/prospectus and incorporated into this information statement/prospectus.

No Dissenters’ or Appraisal Rights

No LCIF Partnership Unitholders will have dissenters’ or appraisal rights under applicable law or contractual appraisal rights under the Partnership Agreement or the Merger Agreement.

Listing of the Common Shares to be Issued in the Merger

LXP expects to obtain approval to list the Common Shares to be issued pursuant to the Merger Agreement on the NYSE, subject to official notice of issuance, which approval is a condition to the closing of the Merger.

Distributions

If the Merger closes, as expected, on or around December 31, 2023, LCIF will have the obligation (which will be assumed by LXP) to pay a quarterly distribution in accordance with the Partnership Agreement. LXP expects to make the distribution on January 16, 2024 to holders of LCIF Partnership Units as of the close of business on December 29, 2023.

Restrictions on Resale of Common Shares Issued in the Merger

Common Shares issued in the Merger will be freely transferable under the Securities Act of 1933, as amended, referred to herein as the Securities Act, except for shares issued to any person who may be deemed to be an “affiliate” of LXP within the meaning of Rule 144 under the Securities Act after the Merger. Common Shares received by persons who are deemed to be affiliates may be resold by these persons only in transactions permitted by the limited resale provisions of Rule 145 or as otherwise permitted under the Securities Act. Persons who may be deemed to be

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affiliates generally include individuals or entities that, directly or indirectly through one or more intermediaries, control, are controlled by or are under common control with LXP.

Accounting Treatment

The Merger will be accounted for as an equity transaction.

Comparison of Rights of LXP Shareholders and LCIF Partnership Unitholders

LXP is a Maryland real estate investment trust and LCIF is a Delaware limited partnership. Ownership interests in a limited partnership are fundamentally different from ownership interests in a real estate investment trust. For more information concerning these differences, see “Comparison of Rights of LXP Shareholders and LCIF Partnership Unitholders.”

Background of the Merger

On November 29, 2017, at a meeting of the LXP Board, E. Robert Roskind, then Chairman of LXP, proposed the possibility of merging LCIF into LXP, with LXP being the surviving entity. The proposed transaction would require Mr. Roskind's consent as the beneficial owner of The LCP Group, L.P., which was the majority holder of LCIF Partnership Units held by LCIF’s special limited partners.  Mr. Roskind informed the LXP Board that he would require a cash payment for his consent equal to the estimated tax liability he would incur in the event the proposed transaction was consummated.  After considering the benefits and costs of the proposed transaction, the LXP Board determined not to proceed.

Following this LXP Board meeting, employees and counsel of LXP (the "LXP representatives") had periodic discussions with representatives of The LCP Group, L.P. (the "LCP representatives") regarding alternative transaction structures. The LXP Board continued to discuss a potential merger of LCIF into LXP at meetings on March 27, 2018, May 15, 2018 and September 13, 2018.

In September 2018, the LCP representatives proposed to the LXP representatives a two-step transaction pursuant to which an LCIF merger would be preceded by an exchange offer that would permit certain holders of LCIF Partnership Units to exchange such units, in a non-taxable transaction, for interests in a different LXP subsidiary that would hold a commercial real estate asset. The parties continued to explore the proposed transaction.

In January 2019, pursuant to a retirement agreement entered into in January 2018, Mr. Roskind retired as an employee and executive officer of LXP, but continued as a trustee of LXP and the non-executive Chairman of the LXP Board.

In March 2019, at a meeting of the LXP Board, Mr. Roskind formally proposed that The LCP Group, L.P. would consent to a merger of LCIF into LXP if the merger was preceded by a non-taxable exchange offer for interests in a different LXP subsidiary that would acquire a hotel development asset. After making the proposal, Mr. Roskind recused himself from further discussions and votes related to the proposed transaction.  Following extensive deliberations and after conferring with its outside advisors, the LXP Board determined that the proposed transaction was not in the best interests of LXP, in part because acquiring the hotel development asset was not aligned with LXP's investment strategy.

On March 31, 2019, Mr. Roskind resigned his position as a trustee and non-executive Chairman of the LXP Board.

On June 6, 2019, the LCP representatives contacted the LXP representatives to recommence discussions regarding the proposed merger preceded by an exchange offer, but with the exchange offer involving a different commercial real estate asset from the transaction previously proposed. Subsequently, the LXP representatives and the LCP representatives had periodic discussions regarding this and other potential transaction structures and the LXP Board continued to be briefed on these discussions.

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On October 15, 2019, LCIF and The LCP Group, L.P. sent a letter to holders of LCIF Partnership Units informing them of the potential two-step transaction structure in an effort to gauge such holders' interest in such a transaction.  The LXP representatives and the LCP representatives coordinated an outreach effort to follow up with the holders of LCIF Partnership Units.

On December 11, 2019, at a meeting of the LXP Board, Mr. Joseph Bonventre, LXP's General Counsel, updated the LXP Board with respect to the outreach effort to the then 304 holders of LCIF Partnership Units, which resulted in 24 holders redeeming their units for Common Shares in accordance with the Partnership Agreement, 71 holders confirming interest in the transaction and 10 holders confirming no interest in the transaction.  Mr. Bonventre presented proposed terms for the transaction.  The LXP Board did not approve the proposed transaction due to concerns related to financing obligations LXP would have to undertake as part of the transaction and uncertainty on the level of participation by holders of LCIF Partnership Units.

Following this LXP Board meeting, discussions between the LXP representatives and the LCP representatives continued. In March 2020, the parties began to explore using one or more of LXP’s non-industrial properties as the properties to be held by the new LXP subsidiary that would execute the exchange offer portion of the two-step transaction.

The LXP Board discussed the potential merger and exchange offer at meetings on April 1, 2020, May 19, 2020, September 23, 2020 and December 10, 2020.

In March 2021, the parties explored an alternative transaction structure pursuant to which LCIF Partnership Units held by the special limited partners and their affiliates would be redeemed for interests in certain non-core LXP assets and related financing arrangements. As part of the transaction, the special limited partners would consent to an amendment to the Partnership Agreement giving the General Partner the right to consummate a merger of LCIF into LXP without the consent of any holders of LCIF Partnership Units. The parties continued to discuss and negotiate the proposed redemption transaction from March-July 2021 and the LXP Board was regularly updated.

As described in the LXP Form 8-K filed on July 16, 2021 and in LXP’s subsequent SEC periodic reports, in July 2021 the parties agreed upon the in-kind redemption transaction and amendment of the Partnership Agreement. On July 12, 2021, the Partnership Agreement was amended to give the General Partner the right to consummate a merger of LCIF into LXP without the consent of any holders of LCIF Partnership Units and LCIF redeemed 1,598,906 LCIF Partnership Units in exchange for the distribution of LXP entities that owned three non-core properties and the assumption of indebtedness secured by such properties.

On September 13, 2023, LCIF and LXP entered in the Merger Agreement, which the parties amended on September 15, 2023 and September 16, 2023. The Merger Agreement provided that the issuance of Common Shares in the Merger would be effectuated as a private placement of shares based on an exemption from the registration requirement of the Securities Act. In order to permit LXP to satisfy the requirements of the Securities Act exemption, holders of LCIF Partnership Units were required to provide LXP a written questionnaire in order to receive the consideration.

After experiencing difficulties in collecting properly completed written questionnaires, LXP senior management determined that it was in the best interests of LXP and LCIF to register the Common Shares to be issued in the Merger. On October 24, 2023, the parties amended and restated the Merger Agreement to reflect the registration of the issuance of the Common Shares in the Merger. The LXP Board and the General Partner approved the execution of the amended Merger Agreement, the Merger and the related transactions.

Regulatory Approvals Required for the Merger

LXP and LCIF are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the Merger, other than filings of applicable certificates or articles of merger with respect to the Merger with the Delaware Secretary of State and the State Department of Assessments and Taxation of Maryland.

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COMPARATIVE MARKET PRICES AND CASH DIVIDEND/DISTRIBUTION INFORMATION

Common Shares are listed on the NYSE under the symbol “LXP.” There is no trading market for LCIF Partnership Units. The following table presents the closing prices of Common Shares on (i) September 13, 2023, the date the Merger Agreement was initially executed, and (ii) October 31, 2023, the most recent practicable trading day before the date of this information statement/prospectus. The table also shows the equivalent per unit value of the Common Shares included in the Merger Consideration for each LCIF Partnership Unit, which per unit value is calculated as the product of (i) the applicable Common Share per share value, and (ii) 1.126, the redemption factor set forth in the Partnership Agreement, rounded to the nearest cent.

Date	Common Share Closing Price	Equivalent Per Unit Value
September 13, 2023	$9.45	$10.64
October 31, 2023	$7.91	$8.91

Dividend Policy

The LXP Board determines the time and amount of dividends to holders of Common Shares. Generally, distributions to holders of LCIF Partnership Units are made at the same time and in the same amount as distributions to holders of Common Shares. Future LXP dividends will be authorized at the discretion of the LXP Board and will depend on LXP’s actual cash flow, its financial condition, its capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the LXP Board may deem relevant.

Because the exchange ratio in the Merger is fixed and because the market price of Common Shares will fluctuate prior to the completion of the Merger, holders of LCIF Partnership Units cannot be sure of the market value of the Common Shares they will receive as Merger Consideration. See “Risk Factors.”

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RISK FACTORS

The Merger involves certain risks and other adverse factors. You are urged to read this information statement/prospectus carefully in its entirety, including the matters addressed in “Warning About Forward-Looking Statements,” and should carefully consider the following risk factors in considering the Merger.

The risks below relate to the Merger. This section does not review risks relating to the existing business of LXP, which risks will impact holders of LCIF Partnership Units upon receipt of Common Shares upon closing of the Merger. These risks are described in Part I, Item 1A of LXP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the SEC and incorporated by reference into this information statement/prospectus. See “Where You Can Find More Information.”

Risks Related to the Merger

The exchange ratio is fixed and will not be adjusted in the event of any change in the share price of Common Shares, so holders of LCIF Partnership Units cannot be sure of the market value of Common Shares that they will receive as Merger Consideration.

The market value of the consideration that LCIF Partnership Unitholders will receive in the Merger will depend on the trading price of the Common Shares at the Closing. Subject to any applicable withholding tax, the exchange ratio that determines the number of Common Shares that holders of LCIF Partnership Units will receive in the Merger is fixed at 1.126 Common Shares for each LCIF Partnership Unit they own. This means that there is no mechanism contained in the Merger Agreement that would adjust the number of Common Shares that holders of LCIF Partnership Units will receive based on any decreases or increases in the trading price of Common Shares.

If the per share price of Common Shares at the Closing is less than the per share price of Common Shares on the date that the Merger Agreement was signed, then the market value of the Merger Consideration will be less than contemplated at the time the Merger Agreement was signed.

You generally will recognize taxable gain or loss for U.S. federal income tax purposes as a result of the Merger.

In general, under applicable U.S. federal income tax laws and regulations, you will recognize a gain or loss for U.S. federal income tax purposes upon exchange of your LCIF Partnership Units for Common Shares in the Merger. You are urged to read “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the expected U.S. federal income tax consequences of the Merger. We also urge you to consult your own tax advisor for a full understanding of the tax consequences of the Merger to you.

Holders of LCIF Partnership Units will be entitled to different rights as holders of Common Shares than those to which they are entitled as holders of LCIF Partnership Units.

Following completion of the Merger, holders of LCIF Partnership Units will no longer hold LCIF Partnership Units, but will instead hold Common Shares. LXP is a Maryland real estate investment trust, and LCIF is a Delaware limited partnership. There are important differences between the rights of holders of LCIF Partnership Units and the rights of holders of Common Shares. See “Comparison of Rights of LXP Shareholders and LCIF Partnership Unitholders.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement/prospectus and the information incorporated by reference in this information statement/prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Forward-looking statements are based on the current beliefs and assumptions of the management of LXP and LCIF and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “would,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements. Accordingly, there is no assurance that results will be realized.

In light of these risks, uncertainties and assumptions, the events described in forward-looking statements included or incorporated by reference in this information statement/prospectus might not occur or might occur to a different extent or at a different time than described. Actual results may differ materially from the current expectations of LXP and LCIF depending on a number of factors affecting their businesses and risks associated with the successful execution of the Merger. In evaluating these forward-looking statements, you should carefully consider the risks described herein and in the reports that LXP files with the SEC. See “Risk Factors” and “Where You Can Find More Information.” Factors that could have a material adverse effect on operations and future prospects or that could cause events or circumstances to differ from the forward-looking statements include, but are not limited to:

●	the uncertainty of the value of the Merger Consideration due to the fixed exchange ratio and potential fluctuation in the market price of Common Shares;
●	the different rights associated with owning Common Shares as opposed to LCIF Partnership Units;
●	the risk that the market value of Common Shares will decline; and
●	other business, financial, operational and legal risks and uncertainties detailed from time to time in LXP’s SEC filings, including, but not limited to those discussed under Part I, Item 1A of LXP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the SEC and incorporated by reference into this information statement/prospectus.

Except as otherwise required by law, neither LXP nor LCIF is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this information statement/prospectus are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statement is made.

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COMPARISON OF RIGHTS OF LXP SHAREHOLDERS AND LCIF PARTNERSHIP UNITHOLDERS

Form Of Organization and Assets Owned

LXP	LCIF

LXP is a Maryland statutory real estate investment trust within the meaning of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “Maryland REIT Law”). The rights of LXP’s shareholders are governed by the Maryland REIT Law, certain provisions of the Maryland General Corporation Law (the “MGCL”), the LXP Declaration of Trust and the LXP bylaws.

LXP owns, directly and indirectly, commercial real estate properties and is focused on single-tenant warehouse/distribution real estate investments. A majority of LXP’s properties are subject to net or similar leases, where the tenant bears all or substantially all of the costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. However, certain leases provide that the landlord is responsible for certain operating expenses.

LCIF is organized as a Delaware limited partnership. LCIF owns interests (directly and indirectly through subsidiaries) in properties and assets similar to LXP’s investment focus.

The rights of partners are governed by Delaware law and the Partnership Agreement.

Length of Investment

LXP	LCIF
LXP has a perpetual term and intends to continue its operations for an indefinite time period.	LCIF has a perpetual term, unless sooner dissolved and terminated.

Purpose and Permitted Investments

LXP	LCIF
LXP’s purposes are to engage in the real estate business and any lawful activities incidental thereto, and to engage in any lawful act or activity for which real estate investment trusts may be organized under the applicable laws of the State of Maryland.	LCIF’s purpose is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Revised Uniform Limited Partnership Act, provided that such business is to be conducted in such a manner that permits LXP to be qualified as a REIT unless LXP ceases to qualify as a REIT for reasons other than the conduct of LCIF’s business.

Additional Equity

LXP	LCIF
Under the LXP Declaration of Trust, the LXP Board may cause LXP to issue up to 1,400,000,000 shares of beneficial interest, par value $0.0001 per share, of which 600,000,000 shares are classified as Common Shares, 700,000,000 shares are classified as excess stock, or excess shares, and 100,000,000 shares are classified as preferred stock, or preferred shares. The LXP Board may cause LXP to issue, in its discretion, equity securities consisting of Common Shares and/or preferred shares. However, the total number of shares issued may not exceed the authorized number of shares of beneficial interest set forth in the LXP Declaration of Trust. The proceeds of equity capital raised by LXP are not required to be contributed to LCIF.	LCIF is authorized to issue partnership interests as determined by the General Partner in its sole discretion.

Borrowing Policies

LXP	LCIF
Neither the LXP Declaration of Trust nor the LXP bylaws impose any restrictions on its ability to borrow money. LXP is not required to incur its indebtedness through LCIF.	LCIF has no restrictions on borrowings, and the General Partner has full power and authority to borrow money on LCIF’s behalf.
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Other Investment Restrictions

LXP	LCIF
Neither the LXP Declaration of Trust nor the LXP bylaws impose any restrictions upon the types of investments made by LXP. However, contractual obligations or REIT qualification requirements may inhibit LXP’s ability to invest in certain asset types

Other than restrictions precluding investments by LCIF that would adversely affect LXP’s qualification as a REIT, there are generally no restrictions upon LCIF’s authority to enter into investment transactions.

Management Control

LXP	LCIF
The LXP Board has exclusive control over LXP’s business and affairs subject only to the restrictions in the LXP Declaration of Trust and the LXP bylaws. The LXP Board consists of eight trustees, which number may be increased or decreased by vote of at least a majority of the entire LXP Board pursuant to the LXP bylaws. The trustees are elected at each annual meeting of LXP’s shareholders. The policies adopted by the LXP Board may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections of trustees, shareholders have no control over LXP’s ordinary business policies

All management powers over LCIF’s business and affairs are vested in the General Partner, and no limited partner has any right to participate in or exercise control or management power over LCIF’s business and affairs, subject to the limited voting rights discussed below. The General Partner may not be removed by the limited partners with or without cause.

Duties

LXP	LCIF
Under Maryland law, LXP’s trustees must perform their duties in good faith, in a manner that they reasonably believe to be in LXP’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Trustees who act in such a manner generally will not be liable to LXP for monetary damages arising from their activities.

Under Delaware law, except as provided in the Partnership Agreement, the General Partner is accountable to LCIF as a fiduciary and, consequently, is required to exercise good faith and integrity in all of its dealings with respect to LCIF’s affairs.

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Management Liability and Indemnification

LXP	LCIF
Under the LXP Declaration of Trust, LXP’s trustees and officers will not be personally liable to LXP and its shareholders for money damages to the fullest extent permitted under Maryland law. Under the LXP Declaration of Trust, LXP is required to (i) indemnify its trustees and officers, whether serving LXP or at its request any other entity, to the fullest extent permitted under Maryland law, including the advancement of expenses under the procedures and to the full extent permitted by law, and (ii) to indemnify its other employees and agents, whether serving LXP or at its request any other entity, to such extent as authorized by the LXP Board or the LXP bylaws, but only to the extent permitted under applicable law.	Under Delaware law, the General Partner has liability for the payment of LCIF’s obligations and debts unless limitations upon such liability are stated in the document or instrument evidencing the obligation. Under the Partnership Agreement, LCIF agreed to indemnify the General Partner and LXP, and any director, trustee or officer of LCIF, LXP or the initial limited partner, to the fullest extent permitted under the Delaware Revised Uniform Limited Partnership Act. The reasonable expenses incurred by an indemnitee may be reimbursed by LCIF in advance of the final disposition of the proceeding upon receipt by LCIF of a written affirmation by such indemnitee of his, her or its good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking by such indemnitee to repay the amount if it is ultimately determined that such standard was not met.

Board of Trustees or Partners

LXP	LCIF
LXP is managed and controlled by the LXP Board presently consisting of eight members. Each trustee is elected by the shareholders at annual meetings of LXP’s shareholders. The LXP Declaration of Trust permits the LXP Board to classify any reclassify any unissued shares of beneficial interest into one or more series having voting power which may differ from that of the Common Shares. See “Description of Common Shares” elsewhere in this information statement/prospectus.	The General Partner may not be removed by the limited partners.

Removal: Subject to the rights of holders of any class separately entitled to elect one or more trustees, trustees may be removed only for cause and then only by the affirmative vote of the holders of at least 80% of the combined voting power of all classes of shares of beneficial interest entitled to vote in the election of trustees.

Vacancies: The shareholders shall elect a successor to fill a vacancy on the LXP Board which results from the removal of a trustee. A trustee elected by the shareholders to fill a vacancy which results from the removal of a trustee serves for the balance of the term of the removed trustee. A majority of the remaining trustees on the LXP Board, whether or not sufficient to constitute a quorum, may fill a vacancy on the LXP Board which results from any increase in the authorized number of trustees, or death, resignation, retirement or other cause. A trustee elected by the LXP Board to fill a vacancy serves until the next annual meeting of shareholders and until their successor is elected and qualifies.

Anti-Takeover Provisions

LXP	LCIF

Maryland law provides that holders of “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, or by officers or trustees who are also employees of LXP are excluded from the shares entitled to vote on the matter.

Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders’ meeting.

Except in limited circumstances (see “—Voting Rights” below), the General Partner has exclusive management power over LCIF’s business and affairs. The General Partner may not be removed by the limited partners. Without the consent of the General Partner, a transferee will not be (i) admitted to LCIF as a substituted limited partner or (ii) entitled to the same rights as a substituted limited partner.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or if any meeting of shareholders at which the voting rights of the shares are considered and not approved, the date of such meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

The LXP bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of LXP’s shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Under Maryland law, certain “business combinations” between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:(i) any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of LXP’s shares; or (ii) an affiliate or associate of LXP who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of LXP’s shares.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board of trustees.

After the five-year prohibition, any such business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least (i) eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the trust; and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder.

Maryland law provides that a Maryland REIT with a class of equity securities registered under the Exchange Act and that has at least three independent trustees, may elect by provision of its declaration of trust or bylaws or by resolution adopted by its board of trustees to be subject to all or any of the following provisions, notwithstanding any contrary provisions contained in its existing declaration of trust or bylaws and without shareholder approval: (i) a classified board; (ii) a two-thirds vote of outstanding shares to remove a trustee; (iii) a requirement that the number of trustees be fixed only by vote of the board of trustees; (iv) a requirement that a vacancy on the board of trustees be filled only by the affirmative vote of a majority of the remaining trustees and that such trustee filling the vacancy serve for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies; and (v) a majority requirement for the calling of shareholder-requested special meetings of shareholders.

LXP has not elected to be governed by any of these specific provisions. However, the LXP Declaration of Trust and/or the LXP bylaws, as applicable, already provide for an 80% shareholder vote to remove trustees and then only for cause, and that the number of trustees may be determined by a majority of the LXP Board, subject to a minimum number. In addition, LXP can elect to be governed by any or all of the foregoing provisions of Maryland law at any time in the future. See “Description of Common Shares” elsewhere in this information statement/prospectus.

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Voting Rights

LXP	LCIF

Election of Trustees: All Common Shares have one vote. In uncontested elections of trustees at a meeting duly called at which a quorum is present, the affirmative vote of a majority of the total votes cast by shareholders entitled to vote is sufficient to elect a trustee nominee. In contested elections at a meeting duly called at which a quorum is present, a plurality of votes cast by shareholders entitled to vote is required for the election of a trustee.

All decisions relating to LCIF’s operation and management are made by the General Partner. As of the date of this information statement/prospectus, LXP held, indirectly, approximately 99% of the partnership interest in LCIF.

Amendment of Declaration of Trust and Bylaws: Amendments to the LXP Declaration of Trust must be authorized by the LXP Board and approved generally by at least a majority of the votes entitled to be cast on that matter at a meeting of shareholders. Amendments to provisions relating to the termination of LXP requires the affirmative vote of two-thirds of the outstanding Common Shares. In addition, the LXP Declaration of Trust may be amended by a two-thirds majority of its trustees, without shareholder approval, in order to preserve its qualification as a REIT under the Code. Subject to the special provisions of the LXP bylaws relating to the power of the LXP Board to establish, increase or decrease the number of trustees, in accordance with the LXP Declaration of Trust, the LXP bylaws may be repealed, altered, amended or rescinded (a) by the shareholders of LXP only by vote of not less than 80% of the outstanding shares of beneficial interest LXP entitled to vote generally in the election of trustees (considered for this purpose as one class) cast at any meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting) or (b) by vote of two-thirds of the LXP Board at a meeting.

Amendment of Partnership Agreement: Generally, the General Partner may not amend the Partnership Agreement without the consent of the holders of the majority of LCIF Partnership Units, except the General Partner may, without the consent of the limited partners, amend the Partnership Agreement to reflect the admission, substitution, termination, or withdrawal of partners, set forth the designation, rights, powers, duties, and preferences of the holders of any additional partnership interests, to address certain ministerial matters and to cure ambiguities.

Vote Required to Terminate: LXP may be terminated only if declared advisable by the LXP Board and upon the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon.

Vote Required to Dissolve: LCIF may be dissolved upon the occurrence of certain events, none of which require the consent of the limited partners.

Vote Required in Extraordinary Transactions: Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in its declaration of trust. The LXP Declaration of Trust provides that those actions will be valid and effective if advised by the LXP Board and authorized by holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon.

Vote Required to Sell Assets or Merge: The General Partner may cause LCIF to participate in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets without any further act, vote or approval of any limited partner or other person.

Compensation, Fees and Distributions

LXP	LCIF
LXP’s non-employee trustees and officers receive compensation for their services.	The General Partner does not receive any compensation for its services as the general partner of LCIF. The General Partner and LXP, in their capacity as partners, have the right to allocations and distributions as provided in the Partnership Agreement. In addition, LCIF is required to reimburse the General Partner (and LXP) for certain expenses incurred relating to the management of LCIF.

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Liability of Investors

LXP	LCIF
Under Maryland law, LXP’s shareholders are generally not personally liable for LXP’s debts or obligations solely as a result of their status as shareholders.	Under the Partnership Agreement and applicable state law, the liability of limited partners for LCIF’s debts and obligations is generally limited to the amount of their investment in LCIF.

Nature of Investment

LXP	LCIF
Common Shares constitute equity interests in LXP. Each holder of Common Shares will be entitled to its pro rata share of any dividends or distributions paid with respect to the Common Shares. The dividends payable to holders of Common Shares are not fixed in amount and are only paid if, when and as authorized by the LXP Board and declared by LXP. In order to continue to qualify as a REIT, LXP generally must distribute at least 90% of its net taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate income tax.

The LCIF Partnership Units constitute equity interests in LCIF. Generally, unitholders are allocated and distributed amounts in accordance with their respective percentage interest in LCIF, from time to time, but not less than semi-annually, as determined in the manner provided in the Partnership Agreement and subject to certain restrictions and exceptions for certain limited partners.

Potential Dilution of Rights

LXP	LCIF
The LXP Board may authorize LXP to issue, in its discretion, additional Common Shares, and has the authority to cause LXP to issue from authorized capital a variety of other equity securities with such powers, preferences and rights as it may designate at the time. The issuance of either additional Common Shares or other similar equity securities may result in the dilution of the interests of the shareholders.

The General Partner is authorized, in its sole discretion and without limited partner approval, to cause LCIF to issue additional LCIF Partnership Units and other equity securities for any partnership purpose at any time to the limited partners or to other persons (including the General Partner or LXP under certain circumstances set forth in the Partnership Agreement).

Liquidity

LXP	LCIF

The Common Shares are generally freely transferable as registered securities under the Securities Act. Common Shares are listed on the New York Stock Exchange.

To assist LXP in continuing to remain a qualified REIT, among other purposes, the LXP Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of its equity shares, defined as Common Shares or preferred shares, among other restrictions. Please see “Description of Common Shares - Restrictions Relating to REIT Shares” below.

Holders of LCIF Partnership Units may not transfer their LCIF Partnership Units without the General Partner’s consent. Without the consent of the General Partner, a transferee will not be (i) admitted to LCIF as a substituted limited partner or (ii) entitled to the same rights as a substituted limited partner. Limited partners have the right to tender their LCIF Partnership Units for redemption by LCIF at certain times, as specified in the Partnership Agreement.

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U.S. Federal Income Taxation

LXP	LCIF

LXP has elected to be taxed as a REIT for U.S. federal income tax purposes. So long as LXP qualifies as a REIT, it will be permitted to deduct distributions paid to its shareholders, which effectively will reduce the “double taxation” that typically results when a corporation earns income and distributes that income to its shareholders in the form of dividends. A qualified REIT, however, is subject to federal income tax on income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances.

Each year, shareholders will receive an IRS Form 1099 used by corporations to report dividends paid to their shareholders.

Shareholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to LXP’s operations and distributions. LXP may be required to pay state income taxes in certain states.

Please see “Material U.S. Federal Income Tax Consequences,” below.

LCIF is generally not subject to U.S. federal income taxes. Instead, each unitholder includes its allocable share of LCIF’s taxable income or loss in determining its individual federal income tax liability.

A unitholder’s share of income and loss generated by LCIF generally is subject to the “passive activity” limitations. Under the “passive activity” rules, income and loss from LCIF that are considered “passive income” generally can be offset against income and loss from other investments that constitute “passive activities.” Cash distributions from LCIF are not taxable to a unitholder except to the extent such distributions exceed such unitholder’s basis in its interest in LCIF (which will include such holder’s allocable share of LCIF’s taxable income and nonrecourse debt).

Shareholders who are individuals may be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to LCIF’s operations and distributions. LCIF may also be required to pay state income taxes in certain states.

Each year, unitholders will receive a Schedule K-1 containing detailed tax information for inclusion in preparing their federal income tax returns.

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DESCRIPTION OF COMMON SHARES

The following summary of the material terms and provisions of LXP’s Common Shares does not purport to be complete and is subject to the detailed provisions of the LXP Declaration of Trust and the LXP bylaws, each as supplemented, amended or restated, which are incorporated by reference as exhibits to LXP’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. You should carefully read each of these documents in order to fully understand the terms and provisions of LXP’s Common shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information,” below. References to "our, "we" and "us" mean LXP and not its subsidiaries or affiliates.

General

Under the LXP Declaration of Trust, we have the authority to issue up to 1,400,000,000 shares of beneficial interest, par value $0.0001 per share, of which 600,000,000 shares are classified as Common Shares, 700,000,000 are classified as excess stock, or excess shares, and 100,000,000 shares are classified as preferred stock, or preferred shares, including 3,100,000 preferred shares classified as 6.50% Series C Cumulative Convertible Preferred Stock, $0.0001 per value per share.

Terms

Subject to the preferential rights of any other shares or class or series of our equity securities and to the provisions of the LXP Declaration of Trust regarding excess shares, holders of Common Shares are entitled to receive dividends on such Common Shares if, as and when authorized by the LXP Board and declared by us out of assets legally available therefor and to share ratably in those of our assets legally available for distribution to our shareholders in the event that we liquidate, dissolve or wind up, after payment of, or adequate provision for, all of our known debts and liabilities and the amount to which holders of any class of shares having a preference on distributions in liquidation, dissolution or winding up of us will be entitled.

Subject to the provisions of the LXP Declaration of Trust regarding excess shares, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as otherwise required by law or except as otherwise provided in the LXP Declaration of Trust with respect to any other class or series of shares, the holders of Common Shares will possess exclusive voting power. In uncontested elections of trustees at a meeting duly called at which a quorum is present, the affirmative vote of a majority of the total votes cast by shareholders entitled to vote is sufficient to elect a trustee nominee. In contested elections at a meeting duly called at which a quorum is present, a plurality of votes cast by shareholders entitled to vote is required for the election of a trustee. A majority of the votes cast means that the number of shares voted “for” a trustee nominee must exceed the number of votes cast “against” or “withheld” with respect to such trustee nominee. Votes “against” or “withheld” with respect to a nominee will count as votes cast with respect to that nominee, but “abstentions” and broker non-votes with respect to that nominee will not count as votes cast with respect to that nominee. There is no cumulative voting in the election of trustees, which means that the holders of a majority of our outstanding Common Shares can elect all of the trustees then standing for election, and the holders of the remaining Common Shares will not be able to elect any trustees.

Subject to the provisions of the LXP Declaration of Trust regarding excess shares, holders of Common Shares have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of our securities.

We furnish our shareholders with annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent registered public accounting firm.

Subject to the provisions of the LXP Declaration of Trust regarding excess shares, all of the Common Shares have equal dividend, distribution, liquidation and other rights and generally have no preference, appraisal or exchange rights.

Transfer Agent

The transfer agent and registrar for the Common Shares is Computershare Shareowner Services.

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Restrictions Relating to REIT Status

For us to qualify as a REIT under the Code, among other things, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (in each case, other than the first such year). To assist us in continuing to remain a qualified REIT, among other purposes, the LXP Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of our equity shares, defined as Common Shares or preferred shares. We refer to this restriction as the Ownership Limit. The LXP Board may exempt a person from the Ownership Limit if upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the LXP Board is presented that the exemption will not result in us having fewer than 100 beneficial owners or in us being “closely held.” Any transfer of equity shares or any security convertible into equity shares that would create a direct or indirect ownership of equity shares in excess of the Ownership Limit or that would result in the equity shares being owned by fewer than 100 persons or result in us being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to such equity shares. The foregoing restrictions on transferability and ownership will not apply if the LXP Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

In addition, equity shares owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit or that would cause us to become “closely held” within the meaning of the Code, will automatically be converted into an equal number of excess shares that will be transferred, to us as trustee of a trust for the exclusive benefit of the transferees to whom such shares of beneficial interest in us may be ultimately transferred without violating the Ownership Limit. While the excess shares are held in trust, they will not be entitled to vote (except as required by Maryland law), they will not be considered for purposes of any shareholder vote or the determination of a quorum for such vote and, except upon liquidation, they will not be entitled to participate in dividends or other distributions. Any dividend or distribution paid on excess shares prior to our discovery that equity shares have converted for excess shares will be repaid to us upon demand. The excess shares are not treasury shares, but rather constitute a separate class of our issued and outstanding shares. The original transferee-shareholder may, at any time the excess shares are held by us in trust, designate a beneficiary of its interest in the trust (representing the excess shares held by the charitable trust attributable to a purported transfer that resulted in the excess shares) if the excess shares would not be excess shares in the hands of the beneficiary and, such transferee-shareholder does not receive a price for such designation that exceeds the price paid by the original transferee-shareholder for the equity shares that were exchanged into excess shares, or, if the transferee-shareholder did not give value for such shares, a price not in excess of the market price (as determined in the manner set forth in the LXP Declaration of Trust) on the date of the purported transfer. Immediately upon the transfer to the permitted transferee, the excess shares will automatically be converted into equity shares of the class from which they were converted. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

In addition to the foregoing transfer restrictions, we will have the right, for a period of 90 days during the time any excess shares are held by us in trust, to purchase all or any portion of the excess shares from the original transferee-shareholder for the lesser of the price paid for the equity shares by the original transferee-shareholder or the market price (as determined in the manner set forth in the LXP Declaration of Trust) on the date we exercise our option to purchase. The 90-day period begins on the later of the date of the transfer that resulted in excess stock or the date on which the LXP Board determines in good faith that a transfer resulting in excess shares has occurred, if we do not receive written notice of the transfer or other event resulting in the exchange of equity shares for excess shares.

Any person who acquires or attempts to acquire equity shares in violation of the foregoing restrictions, or any person who is a transferee such that excess shares resulted from such transfer, will be required to give written notice immediately to us of such event and provide us with such other information as we may request in order to determine the effect, if any, of such transfer, or attempted transfer, on our status as a REIT.

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All persons who own, directly or indirectly, (i) more than 5% of the outstanding equity shares during any periods in which the number of such beneficial or constructive owners exceeds 1,999, (ii) more than 1% of the outstanding equity shares during any period in which the number of beneficial or constructive owners is fewer than 2,000 or (iii) such lower percentages as required pursuant to regulations under the Code must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of such direct or indirect owner, the number of equity shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership limitation.

This Ownership Limit may have the effect of precluding an acquisition of control unless the LXP Board determines that maintenance of REIT status is no longer in our best interests.

Authorized Capital

We may issue such shares from time to time in the discretion of the LXP Board to raise additional capital, acquire assets, including additional real properties, redeem or retire debt or for any other business purpose. In addition, the undesignated preferred shares may be issued in one or more additional classes or series with such designations, preferences and relative, participating, optional or other special rights including, without limitation, preferential dividend or voting rights, and rights upon liquidation, as will be fixed by the LXP Board. The LXP Board is authorized to classify and reclassify any of our unissued shares of beneficial interest by setting or changing, in any one or more respects, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares. This authority includes, without limitation, subject to the provisions of the LXP Declaration of Trust, authority to classify or reclassify any unissued shares into a class or classes of preferred shares, preference shares, special shares or other shares, and to divide and reclassify shares of any class into one or more series of that class.

In some circumstances, the issuance of preferred shares, or the exercise by the LXP Board of its right to classify or reclassify shares, could have the effect of deterring individuals or entities from making tender offers for our Common Shares or seeking to change incumbent management.

Maryland Law

Our Board of Trustees. The LXP Declaration of Trust and bylaws provide that the number of our trustees may be established, increased or decreased only by a majority of the entire LXP Board. The LXP Board currently consists of eight trustees.

The shareholders shall elect a successor to fill a vacancy on the LXP Board which results from the removal of a trustee. A trustee elected by the shareholders to fill a vacancy which results from the removal of a trustee serves for the balance of the term of the removed trustee. A majority of the remaining trustees, whether or not sufficient to constitute a quorum, may fill a vacancy on the LXP Board which results from any increase in the authorized number of trustees, or death, resignation, retirement or other cause. A trustee elected by the LXP Board to fill a vacancy serves until the next annual meeting of shareholders and until their successor is elected and qualifies.

Removal of Trustees. The LXP Declaration of Trust provides that, subject to the rights of the holders of any class separately entitled to elect one or more trustees, a trustee may be removed, but only for cause and then only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees.

Extraordinary Actions, Amendment of Declaration of Trust. Under the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with, or convert into, another entity unless advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a different percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in its declaration of trust. The LXP Declaration of Trust provides that those actions, with the exception of certain amendments to the LXP Declaration of Trust for which a higher vote requirement has been set, will be valid and effective if authorized by holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon. Under the LXP Declaration of Trust, our dissolution and termination requires the affirmation of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter.

Amendment to Our Bylaws. Subject to the special provisions of the LXP bylaws relating to the power of the LXP Board to establish, increase or decrease the number of trustees, in accordance with the LXP Declaration of Trust, the LXP bylaws may be repealed, altered, amended or rescinded (a) by our shareholders only by the affirmative vote of at least 80% of the votes entitled to be cast in the election of trustees or (b) by vote of two-thirds of the LXP Board.

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Meetings of Shareholders. Under our bylaws, annual meetings of shareholders are held on a date and at a time and place, or by means of remote communication, set by the LXP Board. Special meetings of shareholders may be called only by the Chairman of the LXP Board, our President or a majority of the LXP Board. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of the shareholders entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.

Advance Notice of Trustee Nominations and New Business. Our bylaws provide that in order to make nominations of individuals for election as trustees or proposals of business to be considered by shareholders at any annual meeting, shareholders generally must provide notice to our Secretary not earlier than the 150th day not later than the close of business on the 120th day prior to the first anniversary of the release date of our proxy statement to shareholders in connection with the preceding year’s annual meeting. A shareholder’s notice must contain certain information specified by our bylaws about the shareholder and any proposed business or nominee for election as a trustee, including information about the economic interest of the shareholder and any proposed nominee, and otherwise comply with the terms of the bylaws.

Proxy Access Procedures for Qualifying Shareholders. Our bylaws permit a shareholder, or a group of up to 20 shareholders, that owns 3% or more of our Common Shares continuously for at least three years to nominate and include in our proxy materials candidates for election as trustees, subject to certain terms and conditions. Such shareholder(s) or group(s) of shareholders may nominate trustee candidates constituting up to the greater of two persons or 20% of the LXP Board up for election, provided that the shareholder(s) and the trustee nominee(s) satisfy the eligibility, notice and other requirements specified in the bylaws.

Business Combinations. Under Maryland law, certain “business combinations” between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder became an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

●	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the trust’s outstanding voting shares; or

●	an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by the board of trustees.

After the five-year prohibition, any such business combination between the Maryland real estate investment trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

●	eighty percent of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

●	two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

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These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions. Maryland law provides that holders of “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or if any meeting of shareholders at which the voting rights of the shares are considered and not approved, the date of such meeting. If voting rights for control shares are approved at a shareholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Certain Elective Provisions of Maryland Law. Maryland law provides that a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and that has at least three independent trustees, may elect by provision of its declaration of trust or bylaws or by resolution adopted by its board of trustees to be

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subject to all or any of the following provisions, notwithstanding any contrary provisions contained in its existing declaration of trust or bylaws and without shareholder approval:

●	a classified board;
●	a two-thirds vote of outstanding shares to remove a trustee;
●	a requirement that the number of trustees be fixed only by vote of the board of trustees;
●	a requirement that a vacancy on the board of trustees be filled only by the affirmative vote of a majority of the remaining trustees and that such trustee filling the vacancy serve for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies; and
●	a majority requirement for the calling of shareholder-requested special meetings of shareholders.

We have not elected to be governed by any of these specific provisions. However, the LXP Declaration of Trust and/or bylaws, as applicable, already provide for an 80% shareholder vote to remove trustees and then only for cause, and that the number of trustees may be determined by a majority of the LXP Board, subject to a minimum number. In addition, we can elect to be governed by any or all of the foregoing provisions of Maryland law at any time in the future.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This discussion is provided for general information only and is not a complete analysis or description of all potential U.S.. federal income tax consequences of the Merger or the receipt, ownership and disposition of shares of Common Shares received in the Merger. Each holder of LCIF Partnership Units is strongly urged to consult with and rely upon its own tax advisor as to the specific federal, state, local and non-U.S.. tax consequences to such holder of the Merger and the receipt, ownership and disposition of Common Shares received in the Merger, taking into account its own particular circumstances.

The following discussion is based upon the Code, final and temporary Treasury Regulations promulgated under the Code, referred to as the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion does not address any U.S. federal taxes (other than income taxes) or state, local or non-U.S. taxes. This discussion is limited to U.S. holders (as defined below) that hold their LCIF Partnership Units or, after the Effective Time, Common Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. holder’s particular circumstances, including the impact of the alternative minimum tax or the tax on net investment income, and all references to non-corporate tax rates (including maximum non-corporate tax rates) are exclusive of any tax on net investment income, if applicable. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders that are subject to special treatment under U.S. federal income tax law, including, without limitation, for example:

●	financial institutions;

●	S corporations, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);

●	persons acting as nominees or otherwise not as beneficial owners;

●	insurance companies;

●	broker-dealers;

●	tax-exempt organizations;

●	dealers in securities;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons that hold Common Shares or LCIF Partnership Units as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated transaction for U.S. federal income tax purposes;

●	regulated investment companies;

●	REITs;

●	U.S. expatriates, former citizens or long-term residents of the United States;

●	governmental organizations;

●	holders who actually or constructively own or have owned more than 5% of LCIF Partnership Units or Common Shares;

●	non-U.S. persons;

●	U.S. holders or U.S. shareholders (as defined below) whose “functional currency” is not the U.S. dollar;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax; and
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●	persons who acquired their Common Shares or LCIF Partnership Units through the exercise of options or otherwise in connection with compensation.

 For purposes of this discussion, a “U.S. holder” means a beneficial owner of LCIF Partnership Units or, after the Effective Time, a “U.S. shareholder” means a beneficial owner of Common Shares that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (B) has a valid election in place under the Treasury Regulations to be treated as a United States person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds LCIF Partnership Units (or, following the Merger, Common Shares), the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Any such partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the partners in such partnership (as determined for U.S. federal income tax purposes), should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Merger and the ownership and disposition of Common Shares received pursuant to the Merger.

This discussion of material U.S. federal income tax considerations is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER, TO HOLDING AND DISPOSING OF COMMON SHARES, AND TO REITS GENERALLY ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF LCIF PARTNERSHIP UNITS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, THE OWNERSHIP OF COMMON SHARES RECEIVED PURSUANT TO THE MERGER, AND LXP’S QUALIFICATION AS A REIT, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Merger to U.S. Holders of LCIF Partnership Units

The receipt of Common Shares in exchange for LCIF Partnership Units pursuant to the Merger Agreement will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. A U.S. holder will generally recognize capital gain or loss on the receipt of Common Shares in exchange for LCIF Partnership Units. The amount of gain or loss from the sale will be based on the difference between a U.S. holder’s amount realized for tax purposes and its adjusted tax basis in such LCIF Partnership Units. The amount realized will be measured by the fair market value of property received (i.e., the Common Shares and cash, if any) plus the portion of LCIF’s liabilities allocable to the LCIF Partnership Units sold. The amount of LCIF liabilities considered in this calculation will include LCIF’s share of the liabilities of some entities in which LCIF owns an interest. In general, a U.S. holder’s tax basis will be the cost of the LCIF Partnership Units, adjusted for the U.S. holder’s allocable share of LCIF’s income, loss, distributions and liabilities, as applicable. To the extent that the amount realized exceeds the U.S. holder’s basis for the LCIF Partnership Units disposed of, such U.S. holder will recognize gain; to the extent that the U.S. holder’s basis for the LCIF Partnership Units disposed of exceeds the amount realized, such U.S. holder will recognize loss. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the fair market value of Common Shares received upon such disposition.

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You should consult your own tax advisor regarding the tax consequences to you of the exchange of your LCIF Partnership Units, including the U.S. federal, state, local and non-U.S. tax consequences of the exchange of units in your particular circumstances and potential changes in applicable laws.

Generally, any gain recognized upon a sale or other disposition of LCIF Partnership Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of LCIF Partnership Units attributable to a U.S. holder’s share of LCIF’s “unrealized receivables” (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in LCIF’s income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if LCIF had sold its assets at their fair market value at the time of the transfer of LCIF Partnership Units.

Generally, any loss recognized upon a sale or other disposition of LCIF Partnership Units will be treated as loss attributable to the sale or disposition of a capital asset. Capital losses in any year are generally deductible only to the extent of capital gains plus, in the case of a non-corporate taxpayer, $3,000 of ordinary income ($1,500 for married individuals filing separately).

The passive activity loss rules of the Code limit the use of losses by individuals, estates, trusts and certain closely held corporations and personal service corporations derived from certain passive activities, which generally include investments in limited partnership interests such as the LCIF Partnership Units. Previously-suspended and unused passive losses of a holder of LCIF Partnership Units generally may be deducted in full in the taxable year when such holder completely disposes of its LCIF Partnership Units. Each U.S. holder of LCIF Partnership Units subject to the passive activity loss rules should consult its own tax advisor concerning whether, and the extent to which, it has available suspended passive activity losses that may be used to offset the gain, if any, resulting from the exchange of LCIF Partnership Units in the Merger.

For noncorporate U.S. holders, the maximum rate of tax on the net capital gain (i.e., long-term capital gain less short-term capital loss) from a sale or exchange of a long-term capital asset (i.e., a capital asset held for more than 12 months) is 20%, provided that the LCIF Partnership Units are held as a long-term capital asset and subject to the 751 ordinary income treatment described above. However, such holders may be required to treat a portion of such net capital gain as “unrecaptured Section 1250 gain,” taxable at 25% to the extent of their allocable share of unrecaptured Section 1250 gain.

It is possible that the exchange by LCIF in the Merger of LCIF Partnership Units issued in connection with a contribution of property to LCIF could cause the original transfer of property to LCIF to be treated as a “disguised sale” of property. Section 707 of the Code and the Treasury Regulations thereunder (the “Disguised Sale Regulations”) generally provide that, unless one of the prescribed exceptions is applicable, a partner’s contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (which may include the assumption of or taking subject to a liability) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner’s contribution of property, the transactions are presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. The Disguised Sale Regulations also provide that if two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale. Given the amount of time that has passed since the original transfers of properties to LCIF by current holders of LCIF Partnership Units other than LXP, it is unlikely, though still possible, that the exchange of LCIF Partnership Units in connection with the Merger would cause such original transfers to be treated as disguised sales of property under the Disguised Sale Regulations.

Each U.S. holder of LCIF Partnership Units should consult with its own tax advisor to determine whether the exchange of LCIF Partnership Units could be subject to the Disguised Sale Regulations.

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Taxation of LXP as a REIT

For purposes of the following discussion, references to “our,” “we” and “us” mean only LXP and not its subsidiaries or affiliates.

We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1993, upon the filing of our U.S. federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner, as to qualify for taxation as a REIT under the applicable provisions of the Code.

Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate (other than at any taxable REIT subsidiary (“TRS”) of ours) is taxed only at the shareholder level upon a distribution to our shareholders.

Most U.S. shareholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, but non-corporate shareholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions” below.

Any of our net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to LXP shareholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

●	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

●	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

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●	If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

●	If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

●	If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General” below.

●	A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

●	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

●	The taxable income of our TRSs will be subject to U.S. federal corporate income tax.

●	We may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the shareholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our shares.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

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Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

●	that is managed by one or more trustees or directors;

●	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

●	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

●	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

●	the beneficial ownership of which is held by 100 or more persons;

●	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations);

●	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

●	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

●	that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that the first through fourth conditions above must be met during the entire taxable year, and that the fifth condition above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our declaration of trust provides restrictions regarding the ownership and transfer of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in the fifth and sixth conditions above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in the fifth and sixth conditions above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. To monitor our compliance with the sixth condition above, we are generally required to maintain records regarding the actual ownership of our shares. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet the sixth condition above, then we will be treated as having met the sixth condition above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a REIT must have a taxable year that is the calendar year. We have adopted December 31 as our taxable year-end to satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

We have been and currently are a partner in entities that are treated as partnerships for U.S. federal income tax purposes. In the future, we may be a partner in additional entities treated as partnerships. For such partnerships, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the

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partnership). We calculate our capital interest in any partnership based on either our percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

In the event that any partnership in which we hold an interest were treated as an association, the entity would be taxable as a corporation and therefore would be subject to an entity level tax on its income. In such a situation, the character of our assets and items of gross income would change and might preclude us from qualifying as a REIT. We believe that each partnership in which we hold a material interest (either directly or indirectly) is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation).

Disregarded Subsidiaries

We own corporate subsidiaries that are classified as “qualified REIT subsidiaries.” In the future, we may form or acquire additional qualified REIT subsidiaries. Each such subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly (through disregarded subsidiaries) wholly-owned by a REIT. Other entities that are wholly-owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to LXP shareholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we generally treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain

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categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

U.S. federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs will be conducted on an arm’s-length basis.

In the future, we may form or acquire additional TRSs, or elect to treat certain existing subsidiaries that are qualified REIT subsidiaries or disregarded entities as TRSs. TRSs might be used to hold all or a portion of an investment that, for example, would be treated as a non-real estate security for purposes of the REIT asset tests or excess personal property when testing rents from real property.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than certain publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments), interest and gain derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:

●	The amount of rent is not based in whole or in part on the income or profits of any person from the property. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

●	Neither we nor an actual or constructive owner of 10% or more of LXP shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant, taking into account applicable complex attribution rules. To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding sentence, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, our declaration of trust provides restrictions on ownership and transfer of our shares, including restrictions on such ownership or transfer that would cause the rents received or accrued by us from tenants to be treated as nonqualifying rent for purposes of the REIT gross income requirements. Shareholders should be aware that events unknown to us (i.e., events other than a purchase or other transfer of shares) may result in ownership, under the applicable attribution rules, of shares in excess of our declaration of trust ownership limits.

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●	Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

●	Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

●	We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test. We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.

In addition, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We have structured, and generally expect to continue to structure, our leases to qualify as true leases for U.S. federal income tax purposes. Specifically, with respect to each lease:

●	The intention of the parties when entering into each lease has been and will continue to be for the relationship to be that of a lessor and a lessee and for the lessor and lessee to act in accordance with that intent throughout the term of the lease, and such relationship has been and will be documented by a lease agreement.
●	Each of the leases has been and will be enforced in accordance with its terms, and each of the lessors and lessees have acted and will continue to act at all times in accordance with the terms thereof.
●	Each lessee has been and will be obligated to pay, at a minimum, substantial base rent for the period of use of the leases under the lease.
●	Each lessee has had and will have a right to exclusive possession and use and quiet enjoyment of the property covered by the lease, as applicable, during the term of such lease.
●	Each lessee generally has borne and will bear the cost of, and responsibilities, day-to-day maintenance and repair of the property, as applicable, other than the cost of certain capital expenditures, and has dictated and will dictate through the managers, who work for the lessee during the terms of the leases, how the property is operated and maintained.
●	Each lessee has benefited and will benefit from any savings and has borne and will bear the burdens of any increases in the costs of operating the property, as applicable, during the term of the lease, as applicable; provided, however, in certain circumstances the expenses to be borne by the lessee may be capped based on terms that are negotiated by the parties at arm’s length and are consistent with market terms and practices.

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●	In the event of damage or destruction to a property, a lessee has been and will be at economic risk because it has borne and will bear the economic burden of loss in income from operation of the property, subject to the right, in certain circumstances, to terminate a lease if the lessor does not restore the property to its prior condition.
●	Each lessee has indemnified and will indemnify lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the property, as applicable, or (B) lessee’s use, management, maintenance or repair of the property, as applicable.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is not fully secured by real property, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We may originate or acquire mezzanine loans or investments treated as subordinated debt for U.S. federal income tax purposes. Mezzanine loans include loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.

Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, it is possible that some mezzanine loans may not meet all of the requirements for reliance on the safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Forward Sale Agreements

We may enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own

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shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our Common Shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:

●	At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property generating qualifying rents from real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

●	The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

●

We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

●	The aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets; and

●	Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

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Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.

Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it

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identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our shareholders in an amount at least equal to the sum of:

●	90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

●	90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by LXP shareholders in the year in which paid, except that any distribution that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

If we fail to distribute, with respect to each calendar year, at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We have the ability to elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. If we were to make this election, LXP shareholders would include their proportionate shares of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax that we paid. LXP shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses, subject to applicable limitations, may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to LXP shareholders of any distributions that are actually made. See “—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders—Distributions,” below.

From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our shares) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our shareholders in the year such dividends are paid. In this case, we may be

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able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Derivatives and Hedging Transactions

We have entered, and may in the future enter, into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury Regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the

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foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding Common Shares.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to shareholders would be taxable as regular corporate dividends. Such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

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Taxation of Taxable U.S. Shareholders

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. shareholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. shareholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction is scheduled to expire after 2025. Such U.S. shareholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

●	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

●	dividends received by the REIT from TRSs or other taxable C corporations; or

●	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. shareholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the U.S. shareholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. shareholders as having received, solely for tax purposes, our undistributed capital gains, and the shareholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains and an increase in the adjusted basis of their shares equal to the difference between (i) the amount of such undistributed capital gains, minus (ii) the amount of such taxes that we paid on their behalf. See “—Taxation of LXP” and “—Annual Distribution Requirements.” U.S. shareholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. shareholders that are corporations.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of LXP” and “—Annual Distribution Requirements.”

Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).

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Dispositions of Our Common Shares

If a U.S. shareholder sells or disposes of our Common Shares, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the shareholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our Common Shares will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. shareholder upon the disposition of our Common Shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our Common Shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the shareholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of shares of our shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our shares or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these Treasury Regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. shareholder of our Common Shares will not be treated as passive activity income. As a result, shareholder will not be able to apply any “passive losses” against income or gain relating to our Common Shares. A U.S. shareholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the shareholder will be taxed at ordinary income rates on such amount. To the extent that other distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are regularly reviewed by persons involved in the legislative process, the IRS and the U.S. Treasury, which may result in statutory changes as well as revisions to regulations and administrative interpretations. Recently enacted changes to the U.S. federal income tax laws could have an adverse impact on an investment in our shares. For example, certain changes in law pursuant to the Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax laws that affect REITs and their shareholders. We cannot predict the effect of any future law changes on REITs or their shareholders.

Backup Withholding and Information Reporting

In general, LXP is required to report to U.S. shareholders of our Common Shares and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. shareholder unless such shareholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a

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taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a shareholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our shares. While withholding under the Foreign Account Tax Compliance Act would have applied also to payments of gross proceeds from the sale or other disposition of our shares on or after January 1, 2019, proposed Treasury Regulations eliminate withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Shareholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our shares.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we or our subsidiaries may incur do not pass through to our shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our shares.

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LEGAL MATTERS

Certain matters of Maryland law, including the validity of the Common Shares to be issued in the Merger, will be passed upon for LXP by Venable LLP, Baltimore, Maryland. Certain U.S. federal income tax consequences relating to the Merger and certain other tax matters will be passed upon for LXP by Hogan Lovells US LLP, Washington, D.C.

EXPERTS

The financial statements of LXP Industrial Trust as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this registration statement by reference to LXP Industrial Trust’s annual report on Form 10-K for the year ended December 31, 2022, and the effectiveness of LXP Industrial Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

LXP files annual, quarterly and current reports, proxy statements and other information with the SEC. Filings made with the SEC by LXP are available to the public over the Internet at SEC’s web site at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this information statement/prospectus.

LXP has filed with the SEC a registration statement on Form S-4 of which this information statement/prospectus forms a part. The registration statement registers the Common Shares to be issued to holders of LCIF Partnership Units in connection with the Merger. The registration statement, including the attached exhibits and schedules, contain additional relevant information about Common Shares. The rules and regulations of the SEC allow LXP to omit certain information included in the registration statement from this information statement/prospectus.

The SEC allows LXP to “incorporate by reference” the information they file with it, which means that LXP can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this information statement/prospectus, and information that LXP will file later with the SEC will update or supersede this information automatically.

LXP incorporated by reference the documents listed below (other than any portions of the documents not deemed to be filed) and any future filings made by LXP with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this information statement/prospectus and prior to the consummation of the Merger.

●	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 16, 2023.

●	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 3, 2023, August 2, 2023 and October 31, 2023, respectively.

●	Current Reports on Form 8-K, filed with the SEC on January 17, 2023, May 19, 2023 and May 30, 2023 (as amended on September 22, 2023);

●	Definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of LXP Shareholders, filed with the SEC on April 10, 2023; and

●	The description of Common Shares contained in Exhibit 4.11 to LXP’s Annual Report on Form 10-K filed February 16, 2023, including any amendment or report filed with the SEC for the purpose of updating this description.

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You may request a copy of any of the documents incorporated by reference by LXP at no cost by requesting them in writing or by telephone at the following address and telephone number:

LXP Industrial Trust

One Penn Plaza

Suite 4015
New York, New York 10119-4015
Attention: LCIF Investor Relations
(212) 692-7200

If you request any such documents, LXP will mail them to you by first class mail, or another equally prompt means, after receipt of your request. To obtain timely delivery of these documents, you must request the information no later than December 21, 2023.

You may also obtain more information regarding LXP by consulting its website, at www.lxp.com. The information of LXP’s website (other than the documents expressly incorporated by reference as set forth above) is not incorporated by reference in this information statement/prospectus, and you should not consider it part of this information statement/prospectus.

LXP has not authorized anyone to provide you with different information. If anyone provides with different or inconsistent information, you should not rely on it. The information that appears in this information statement/prospectus and that is incorporated by reference in this information statement/prospectus may only be accurate as of the date of this information statement/prospectus or the date of the document in which incorporated information appears. The business, financial condition, results of operations and prospects may have changed for LXP since such date.

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Annex A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and between

LXP INDUSTRIAL TRUST

and

LEPERCQ CORPORATE INCOME FUND L.P.

Dated as of October 24, 2023

TABLE OF CONTENTS

i

ii

AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 24, 2023, is made by and between LXP Industrial Trust, a Maryland real estate investment trust (the “Company”), and Lepercq Corporate Income Fund L.P., a Delaware limited partnership (“LCIF”).

RECITALS

WHEREAS, the Company and LCIF previously entered into an Agreement and Plan of Merger, dated as of September 13, 2023 (as amended on September 15, 2023 and as further amended on September 16, 2023, the “Original Agreement”);

WHEREAS, the parties now wish to effect a business combination through a merger of LCIF with and into the Company (the “LCIF Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), and Section 8-501.1 of the Corporations and Associations Articles of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”), in which each LCIF Partnership Unit (other than LCIF Partnership Units held by the Company or any of its wholly owned subsidiaries) shall be converted into the right to receive the Merger Consideration (defined herein);

WHEREAS, this Agreement and the LCIF Merger must be approved by each of (i) the Board of Trustees of the Company (the “Company Board”), and (ii) the general partner of LCIF (the “General Partner”);

WHEREAS, the General Partner is a wholly-owned subsidiary of the Company;

WHEREAS, in accordance with Section 8-501.1(c)(3) of the Maryland REIT Law, the Company Board (including all of the independent trustees) has (i) determined that this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders, and (ii) has unanimously approved and adopted this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement and authorized the issuance of Common Shares (defined herein) as payment of the Merger Consideration (defined herein);

WHEREAS, the General Partner has determined that this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of LCIF and its partners and has approved this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement;

WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the LCIF Merger and also to prescribe various conditions to the LCIF Merger; and

WHEREAS, in furtherance of the foregoing, and in accordance with the Original Agreement, the Company and LCIF desire to enter into this Agreement for the purpose of setting forth their mutual understandings and agreements with respect to the foregoing and amending and restating the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01. Specific Definitions.

For purposes of this Agreement:

“Additional Limited Partners” has the meaning given to such term in the LCIF Partnership Agreement.

“By-Laws” means the Third Amended and Restated By-Laws of the Company.

“Cash Equivalent” shall mean the average of the closing price of a Common Share on the New York Stock Exchange, as reported in The Wall Street Journal, for the 20 consecutive trading days ending on and including the second (2nd) trading day immediately preceding the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the shares of beneficial interest classified as “Common Stock,” par value $0.0001 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“LCIF Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund L.P., dated and effective as of December 30, 2013, as amended by the First Amendment to Sixth Amended and Restated Agreement of Limited Partnership of Lepercq Corporate Income Fund L.P., dated and effective as of July 12, 2021.

“LCIF Partnership Units” mean units of partnership interests in LCIF, denominated as “Partnership Units” in the LCIF Partnership Agreement.

“Liens” means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

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“Material Adverse Effect” means any event, circumstance, change or effect that is materially adverse to the financial condition or results of operations of the Company or LCIF, as applicable in the context.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity, government, political subdivision, agency or instrumentality of a government.

“Redemption Factor” shall have the meaning set forth in the LCIF Partnership Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority (defined herein) or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.

SECTION 1.02. Other Definitions.

The following terms are defined in the sections indicated below:

“Agreement”	–	Preamble
“Articles of Merger”	–	Section 2.05
“Blue Sky Laws”	–	Section 4.03(b)
“Book Entry Unit”	–	Section 5.03
“Certificate of Merger”	–	Section 2.05
“Closing”	–	Section 2.06
“Closing Date”	–	Section 2.06
“Company”	–	Preamble
“Company Board”	–	Recitals
“Company Declaration of Trust”	–	Section 4.01
“Delaware Secretary of State”	–	Section 2.05
“DRULPA”	–	Recitals
“Effective Time”	–	Section 2.05
“Exchange Fund”	–	Section 3.02(a)
“Form S-4”	–	Section 6.01
“Fractional Share Consideration”	–	Section 3.01(a)
“General Partner”	–	Recitals
“Governmental Authority”	–	Section 4.03(b)
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“Law”	–	Section 4.03(a)
“LCIF”	–	Preamble
“LCIF Certificate of Limited Partnership”	–	Section 5.01
“LCIF Merger”	–	Recitals
“Maryland REIT Law”	–	Recitals
“Merger Consideration”	–	Section 3.01(a)
“SDAT”	–	Section 2.05
“Surviving Entity”	–	Section 2.01
“Termination Date”	–	Section 8.01
“Transfer Agent”	–	Section 3.02(a)
“Transfer Taxes”	–	Section 6.03

ARTICLE II
THE MERGER

SECTION 2.01. LCIF Merger.

Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA and the Maryland REIT Law, at the Effective Time, LCIF and the Company shall consummate the LCIF Merger pursuant to which (a) LCIF shall be merged with and into the Company, and the separate existence of LCIF shall thereupon cease and (b) the Company shall be the surviving entity in the LCIF Merger (the “Surviving Entity”). The LCIF Merger shall have the effects specified in the DRULPA and the Maryland REIT Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of LCIF shall vest in the Surviving Entity, and all debts, liabilities and duties of LCIF shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 2.02. Declaration of Trust.

Upon the Effective Time, the Company Declaration of Trust in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Entity, until such declaration of trust is thereafter amended as provided by applicable Law and the applicable provisions of such declaration of trust.

SECTION 2.03. By-Laws.

Upon the Effective Time, the By-Laws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity, until such bylaws are thereafter amended or repealed as provided by applicable Law and the applicable provisions of such bylaws.

SECTION 2.04. Trustees and Officers of the Surviving Entity.

Upon the Effective Time, (a) the trustees of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the trustees of the Surviving Entity and shall continue to hold office in accordance with the declaration of trust and bylaws of the Surviving Entity, or as otherwise provided by applicable Law, and (b) the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of

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the Surviving Entity and shall continue to hold office in accordance with the declaration of trust and bylaws of the Surviving Entity.

SECTION 2.05. Effective Time.

At the Closing, LCIF and the Company shall duly execute and file (i) articles of merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the Maryland REIT Law, and (ii) a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the DRULPA. The LCIF Merger shall become effective at such time as the Articles of Merger have been accepted for record by the SDAT and the Certificate of Merger has been accepted for filing by the Delaware Secretary of State, or at such later time to which the parties hereto shall have agreed and designated in the Articles of Merger in accordance with the Maryland REIT Law and the Certificate of Merger in accordance with the DRULPA as the effective time of the LCIF Merger (the “Effective Time”).

SECTION 2.06. Closing.

The closing of the LCIF Merger (the “Closing”) shall occur as promptly as practicable after all of the conditions set forth in Article VII (other than conditions which are waived or by their terms are required to be satisfied at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the “Closing Date”). The Closing shall take place at the offices of the Company, One Penn Plaza, Suite 4015, New York, New York, or at such other place as agreed to by the parties hereto.

ARTICLE III
EFFECT OF THE MERGER

SECTION 3.01. Conversion of LCIF Partnership Units.

At the Effective Time, by virtue of the LCIF Merger and without any action on the part of any party hereto or the holders of LCIF Partnership Units:

(a)                            Each LCIF Partnership Unit issued and outstanding immediately prior to the Effective Time, other than LCIF Partnership Units held by the Company or any of its wholly owned subsidiaries, shall automatically be converted into the right to receive a number of Common Shares equal to the Redemption Factor, subject to any adjustment pursuant to Section 3.06, without interest (the “Merger Consideration”); provided that no fractional Common Shares shall be issued upon the conversion of any LCIF Partnership Units, and in lieu thereof, each holder of LCIF Partnership Units as of immediately prior to the Effective Time otherwise entitled to receive fractional Common Shares shall receive the Cash Equivalent of such fractional share, without interest (the “Fractional Share Consideration”). As of the Effective Time, all such LCIF Partnership Units shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of LCIF Partnership Units shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, in accordance with this Section 3.01(a), including the right, if

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any, to receive the Fractional Share Consideration, together with the amounts, if any, payable pursuant to Section 3.02(c).

(b)                           Each LCIF Partnership Unit held by the Company or any of its wholly owned subsidiaries as of immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)                            Each Common Share and any other share of beneficial interest of the Company issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as a Common Share or other share of beneficial interest of the Company, as applicable.

SECTION 3.02. Surrender and Payment.

(a)                            Prior to the Effective Time, the Company shall authorize one or more transfer agent(s) to act as exchange agent hereunder (the “Transfer Agent”) with respect to the LCIF Merger for the payment and delivery of the Merger Consideration and the Fractional Share Consideration. Prior to the Effective Time, the Company will enter into an exchange agent agreement with the Transfer Agent in a form reasonably acceptable to the Company, setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 3.02. At or prior to the Effective Time, the Company shall deposit (or cause to be deposited) with the Transfer Agent (i) an amount of Common Shares in book entry form equal to the aggregate Merger Consideration issuable pursuant to Section 3.01(a) and (ii) cash in immediately available funds in an amount sufficient to pay the aggregate Fractional Share Consideration (clauses (i) and (ii), together with any dividends, distributions and cash deposited with the Transfer Agent, the “Exchange Fund”). The Exchange Fund shall be for the sole benefit of the holders of LCIF Partnership Units that were outstanding as of immediately prior to the Effective Time. The Company shall cause the Transfer Agent to make, and the Transfer Agent shall make, delivery of the Merger Consideration, payment of the Fractional Share Consideration and any amounts payable in respect of dividends or other distributions on Common Shares in accordance with Section 3.02(c) out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

(b)                           At the Effective Time, each registered holder of one or more Book Entry Units (as defined herein) that immediately prior to the Effective Time represented outstanding LCIF Partnership Units whose units were converted into the right to receive the Merger Consideration pursuant to Section 3.01(a) shall automatically upon the Effective Time be entitled to receive, and the Company shall cause the Transfer Agent to pay and deliver to such holder, promptly following the Effective Time, the Merger Consideration in accordance with Section 3.01(a), together with any amounts payable in respect of the Fractional Share Consideration and any distribution to which such holder is entitled pursuant to Section 3.02(c) for each Book Entry Unit. Payment of the Merger Consideration, Fractional Share Consideration and distributions with respect to Book Entry Units shall only be made to the Person in whose name such Book Entry Units are registered. No interest shall be paid or accrue on any cash payable upon the conversion of any Book Entry Unit.

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(c)                            Dividends with Respect to Common Shares. No dividends or other distributions with respect to Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Book Entry Unit with respect to the Common Shares issuable hereunder, and all such dividends and other distributions shall be paid by the Company to the Transfer Agent and shall be included in the Exchange Fund, in each case until the surrender of such Book Entry Unit with respect to the Common Shares issuable hereunder in accordance with this Agreement. Subject to applicable Laws, following the surrender of each Book Entry Unit, there shall be paid to the holder thereof, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Common Shares to which such holder is entitled pursuant to this Agreement, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Common Shares.

(d)                           Termination of Exchange Fund. Any portion of the Exchange Fund (including any cash in lieu of fractional shares and any applicable dividends or other distributions with respect to Common Shares) which remains undistributed to the holders of unsurrendered Book Entry Units as of December 31, 2024 shall be delivered to the Surviving Entity, upon demand, and any former holders of LCIF Partnership Units prior to the LCIF Merger who have not theretofore complied with this Section 3.02 shall thereafter look only to the Company and only as general creditors thereof for payment of the Merger Consideration subject to the terms and conditions of this Article III.

(e)                            No Liability. None of LCIF, the Company, the Transfer Agent, or any employee, officer, trustee, director, agent or affiliate thereof, shall be liable to any Person if any portion of the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by former holders of any LCIF Partnership Units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Company, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

(f)                              Distributions. The Company shall assume any obligation of LCIF to pay to holders of LCIF Partnership Units as of immediately prior to the Effective Time the Distributions of Operating Cash Flow (as defined in the LCIF Partnership Agreement) that have a Partnership Record Date (as defined in the LCIF Partnership Agreement) prior to the Effective Time and which Distributions of Operating Cash Flow have not been paid as of the Effective Time. Any such amounts will be paid on or about the date of the associated Common Share dividend payment date in accordance with past practices.

SECTION 3.03. Withholding Rights.

The Surviving Entity or the Transfer Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and the Fractional Share Consideration (and any other amounts otherwise payable pursuant to this Agreement) to any holder of LCIF Partnership Units such amounts as it is required to deduct and withhold with respect to the making of such

7

payment under the Code, and the rules and regulations promulgated thereunder, or any provision of applicable Law (it being understood and agreed that failure to return to the Company a duly completed IRS Form W-9 prior to the Effective Time will result in withholding). To the extent that amounts are so withheld by the Surviving Entity or the Transfer Agent, as applicable, such withheld amounts shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the holder of LCIF Partnership Units in respect of which such deduction and withholding was made by the Surviving Entity or the Transfer Agent, as applicable.

SECTION 3.04. Appraisal Rights.

No objectors’ or appraisal rights shall be available to the holders of LCIF Partnership Units in connection with the LCIF Merger or the other transactions contemplated hereby.

SECTION 3.05. Allocations Upon Conversion of LCIF Partnership Units.

Any amounts required to be allocated to the LCIF Partnership Units for the taxable year during which the conversion contemplated by Section 3.01(a) of this Agreement is completed shall be allocated to each Person who was the holder of such LCIF Partnership Unit during such taxable year using the interim closing of the books method.

SECTION 3.06. Adjustments.

If between the date hereof and the Effective Time the outstanding LCIF Partnership Units shall have been changed into a different number of LCIF Partnership Units by reason of the occurrence or record date of any split, distribution of LCIF Partnership Units to the holders of LCIF Partnership Units (including any distribution of securities convertible into LCIF Partnership Units), reorganization, recapitalization, reclassification, combination, exchange or other like change, the Merger Consideration and any other amounts payable pursuant to this Article III shall be appropriately adjusted to reflect such split, distribution, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to LCIF as follows:

SECTION 4.01. Existence; Good Standing; Authority.

The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland. The declaration of trust of the Company (the “Company Declaration of Trust”) is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material

8

Adverse Effect. The Company has all requisite trust power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted.

SECTION 4.02. Authority Relative to this Agreement.

(a)                            The Company has all necessary trust power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other trust proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the acceptance for record by the SDAT of the Articles of Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by LCIF, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)                           The Company Board, by consent and in accordance with Section 8-501.1(c)(3) of the Maryland REIT Law, has (i) declared that this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its shareholders, and (ii) approved and adopted this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement and authorized the issuance of Common Shares as payment of the Merger Consideration.

(c)                            The Company has reserved a sufficient number of Common Shares in order to fulfill its obligations hereunder. All Common Shares that may be issued pursuant to this Agreement will, when issued in accordance with the terms of this Agreement for the consideration expressed herein, be duly authorized, validly issued, fully paid and nonassessable, and no Person will have any preemptive right of subscription or purchase in respect thereof. All such Common Shares will be issued pursuant to the Form S-4 and will, when issued, be listed on the NYSE, subject to official notice of issuance. The Company has available sufficient cash or lines of credit to pay the aggregate Fractional Share Consideration pursuant to Section 3.01(a).

SECTION 4.03. No Conflict; Required Filings and Consents.

(a)                            The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, (i) conflict with or violate the organizational documents of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any foreign or domestic statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result

9

in the creation of a Lien or other encumbrance on any property or asset of the Company, or result in any increase in any cost or obligation of the Company or the loss of any benefit of the Company, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Material Adverse Effect.

(b)                           The execution and delivery by the Company of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or any foreign government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, (B)  any filings required under the rules and regulations of the NYSE, (C) the filing with the SEC of a registration statement on Form S-4 pursuant to which the offer and sale of Common Shares in the LCIF Merger will be registered pursuant to the Securities Act and (D) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT, and the filing of the Certificate of Merger with, and the acceptance for filing thereof by, the Delaware Secretary of State, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.

SECTION 4.04. Compliance.

The Company is not in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or by which any of its properties or assets is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets is bound, except for any such conflicts, defaults, breaches or violations that would not have a Material Adverse Effect.

SECTION 4.05. Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

SECTION 4.06. Compliance with Laws.

The Company has not violated or failed to comply with any statute, Law, ordinance, regulation, rule, judgment, decree or order of any Governmental Authority applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have a Material Adverse Effect.

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SECTION 4.07. Information Supplied.

None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time it is declared effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. At the time described in the preceding sentence, the Form S-4 will (with respect to the Company, its directors and officers and its subsidiaries) comply as to form in all material respects with the applicable requirements of any Securities Laws. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 that were not supplied by or on behalf of the Company.

SECTION 4.08. No Other Representations or Warranties.

Except for the representations and warranties of the Company contained in this Article IV, LCIF acknowledges that neither the Company nor any other Person on behalf of the Company has made, and LCIF has not relied upon any representation or warranty, whether express or implied, with respect to the Company or its business, affairs, assets, liabilities, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to LCIF by or on behalf of the Company, and LCIF hereby expressly disclaims any reliance on any of the foregoing. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to LCIF or any other Person resulting from the distribution in written or verbal communications to LCIF, or use by LCIF of any such information, including any information, documents, projections, forecasts or other material made available to LCIF, confidential information memoranda or management interviews and presentations in expectation of the transactions contemplated by this Agreement, and LCIF hereby acknowledges that it has not relied upon any of the foregoing (except for the representations and warranties of the Company contained in this Article IV).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF LCIF

LCIF hereby represents and warrants to the Company as follows:

SECTION 5.01. Existence; Good Standing; Authority.

LCIF is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The certificate of limited partnership of LCIF (the “LCIF Certificate of Limited Partnership”) is in effect, and no dissolution, revocation or forfeiture proceedings regarding LCIF have been commenced. LCIF is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect. LCIF has all requisite partnership power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by LCIF to be conducted.

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SECTION 5.02. Authority Relative to this Agreement.

(a)                            LCIF has all necessary partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. No other partnership proceedings on the part of LCIF are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the acceptance for record by the Delaware Secretary of State of the Certificate of Merger). This Agreement has been duly and validly executed and delivered by LCIF and, assuming due authorization, execution and delivery hereof by the Company, constitutes a valid, legal and binding agreement of LCIF, enforceable against LCIF in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b)                           The General Partner, by written consent, has determined that this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of LCIF and its partners and has approved this Agreement, the LCIF Merger and the other transactions contemplated by this Agreement.

SECTION 5.03. Capitalization.

The Company owns all of the equity interests in the General Partner. The General Partner is the sole general partner of LCIF. As of the date hereof, the General Partner owned 252,798 LCIF Partnership Units and the Additional Limited Partners owned 78,713,907 LCIF Partnership Units (including 77,983,283.50 LCIF Partnership Units held by Lex LP-1 Trust, a wholly owned subsidiary of the Company). Other than LCIF Partnership Units held by the General Partner and the Additional Limited Partners, there are no other issued or outstanding equity or voting interests of LCIF. As of the date hereof, no LCIF Partnership Units or other equity or voting interests of LCIF have been issued, authorized or reserved for issuance. Except as set forth in this Section 5.03, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate LCIF to issue, transfer or sell any partnership interests of LCIF. Except as set forth in the LCIF Partnership Agreement, there are no outstanding contractual obligations of LCIF to repurchase, redeem or otherwise acquire any partnership interests of LCIF. The partnership interests owned by the Company and, to the Company’s knowledge, the partnership interests owned by the Additional Limited Partners, are subject only to the restrictions on transfer set forth in the LCIF Partnership Agreement and those imposed by applicable securities Laws. All issued and outstanding LCIF Partnership Units are duly authorized, validly issued, fully paid and free of preemptive rights. All issued and outstanding LCIF Partnership Units are uncertificated and held in book entry form (a “Book Entry Unit”).

SECTION 5.04. No Conflict; Required Filings and Consents.

(a)                            The execution and delivery by LCIF of this Agreement do not, and the performance of its obligations hereunder will not, (i) conflict with or violate the organizational documents of LCIF, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to LCIF or by

12

which any property or asset of LCIF is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of LCIF, or result in any increase in any cost or obligation of LCIF or the loss of any benefit of LCIF, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which LCIF is a party or by which LCIF or any of its properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not have a Material Adverse Effect.

(b)                           The execution and delivery by LCIF of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover Laws, (B) any filings required under the rules and regulations of the NYSE, and (C) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT, and the filing of the Certificate of Merger with, and the acceptance for filing thereof by, the Delaware Secretary of State, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect.

SECTION 5.05. Compliance.

LCIF is not in conflict with, or in default, breach or violation of, (a) any Law applicable to LCIF or by which any of its properties or assets is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which LCIF is a party or by which LCIF or assets is bound, except for any such conflicts, defaults, breaches or violations that would not have a Material Adverse Effect.

SECTION 5.06. Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of LCIF.

SECTION 5.07. Compliance with Laws.

LCIF has not violated or failed to comply with any statute, Law, ordinance, regulation, rule, judgment, decree or order of any Governmental Authority applicable to its business, properties or operations, except in each case to the extent that such violation or failure would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Information Supplied.

None of the information supplied or to be supplied by or on behalf of LCIF for inclusion or incorporation by reference in the Form S-4 will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time it is declared

13

effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. At the time described in the preceding sentence, the Form S-4 will (with respect to LCIF, its general partner and its subsidiaries) comply as to form in all material respects with the applicable requirements of any Securities Laws. No representation or warranty is made hereunder as to statements made or incorporated by reference in the Form S-4 that were not supplied by or on behalf of LCIF.

SECTION 5.09. No Other Representations or Warranties.

Except for the representations and warranties of LCIF contained in this Article V, the Company acknowledges that neither LCIF nor any other Person on behalf of LCIF has made, and the Company has not relied upon any representation or warranty, whether express or implied, with respect to LCIF or its business, affairs, assets, liabilities, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to the Company by or on behalf of LCIF, and the Company hereby expressly disclaims any reliance on any of the foregoing. Neither LCIF nor any other Person will have or be subject to any liability or indemnification obligation to the Company or any other Person resulting from the distribution in written or verbal communications to the Company, or use by the Company of any such information, including any information, documents, projections, forecasts or other material made available to the Company, confidential information memoranda or management interviews and presentations in expectation of the transactions contemplated by this Agreement, and the Company hereby acknowledges that it has not relied upon any of the foregoing (except for the representations and warranties of LCIF contained in this Article V).

ARTICLE VI
ADDITIONAL AGREEMENTS

SECTION 6.01. Form S-4 and Other Filings.

As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and, once reasonably acceptable to the Company and LCIF, file with the SEC the Form S-4 in connection with the registration under the Securities Act of the Common Shares to be issued in connection with the LCIF Merger in accordance with Section 3.01(a) (together with any amendments or supplements thereto, the “Form S-4”). The Company shall cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Company shall promptly notify LCIF upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Form S-4 and shall promptly provide LCIF with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Form S-4. If at any time prior to the completion of the LCIF Merger, any information relating to the Company or any of its affiliates, officers or directors, should be discovered by the Company or LCIF which should be set forth in an amendment or supplement to the Form S-4, so that the Form S-4 shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such

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information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of the Common Shares. Notwithstanding anything to the contrary stated above, prior to filing the Form S-4 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide LCIF a reasonable opportunity to review and comment on such document or response and will include in such documents or responses all comments reasonably proposed by LCIF, and to the extent practicable, the Company will provide LCIF with the opportunity to participate in any substantive calls between the Company, or any of its representatives, and the SEC concerning the S-4. The Company shall use its commercially reasonable efforts, and LCIF shall cooperate with the Company, to have the Form S-4 declared effective by the SEC as promptly as practicable and kept effective as long as is necessary to complete the LCIF Merger. The Company shall promptly notify LCIF, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the Common Shares. The Company also shall use commercially reasonable efforts (including by provision of customary representations and certifications) to cause Hogan Lovells US LLP or other counsel reasonably satisfactory to LCIF to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to federal income tax matters as are required to be addressed in the Form S-4. Such opinion shall contain customary exceptions, assumptions and qualifications and be based upon customary representations.

SECTION 6.02. Reasonable Best Efforts.

Subject to the terms and conditions of this Agreement, the Company and LCIF shall use their respective reasonable best efforts to promptly take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable under applicable Law to consummate the LCIF Merger and the other transactions contemplated hereby, including (i) preparing and filing as promptly as practicable with any Governmental Authority all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all consents, registrations, permits, and other confirmations required to be obtained from any Governmental Authority or third party that are necessary, proper or advisable to consummate the LCIF Merger and the transactions contemplated hereby, and (iii) cooperating to defend through litigation on the merits any action, including administrative or judicial action, asserted by any Person in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the LCIF Merger or the transactions contemplated hereby, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.

SECTION 6.03. Transfer Taxes.

LCIF and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the

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transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to the holders of LCIF Partnership Units as Merger Consideration, all Transfer Taxes.

SECTION 6.04. Agreed Tax Treatment.

The parties hereto intend that the exchange of LCIF Partnership Units for Common Shares contemplated by Section 3.01(a) of this Agreement shall be treated, in accordance with Situation 1 of Revenue Ruling 99-6, 1999-1 CB 432 (1999), as the purchase by the Company of an undivided interest in the assets of LCIF, and the sale of the LCIF Partnership Units held by all unitholders other than the Company.

ARTICLE VII
CONDITIONS

SECTION 7.01. Conditions to the Obligations of Each Party.

The obligations of each of the Company and LCIF to effect the LCIF Merger and consummate the other transactions contemplated by this Agreement are subject to the satisfaction, or, to the extent permitted by Law, waiver by each of the parties hereto, at or prior to the Closing, of the following conditions:

(a)                            No Order. No Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the LCIF Merger illegal or otherwise restricting, preventing or prohibiting consummation of the LCIF Merger.

(b)                           Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order suspending its effectiveness issued by the SEC, and no proceedings seeking such stop order shall have been initiated or, to the knowledge of the Company, threatened by the SEC.

(c)                            Listing. The Common Shares to be issued in the LCIF Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

SECTION 7.02. Conditions to the Obligations of LCIF.

The obligations of LCIF to effect the LCIF Merger and consummate the other transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by Law) by LCIF, at or prior to the Closing, of the following additional conditions:

(a)                            Representations and Warranties. (i) The representations and warranties of the Company contained in Section 4.01 and Section 4.05 shall be true and correct in all material respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case

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such representation or warranty shall be true and correct in all material respects at and as of such time), (ii) the representations and warranties of the Company contained in Section 4.02 shall be true and correct in all respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all respects at and as of such time), and (iii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions, in the case of this clause (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that, with respect to the foregoing clauses (i) and (iii), any exceptions and qualifications with regard to materiality or Material Adverse Effect contained therein shall be disregarded for purposes of this Section 7.02(a).;

(b)                           Agreements and Covenants. The Company shall have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants to be performed and complied with by it under this Agreement at or prior to the Closing; and

(c)                            No Material Adverse Effect. There shall not have occurred any event, circumstance, change or effect that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

(d)                           Delivery of Certificate. The Company shall have delivered to LCIF a certificate, dated as of the Closing Date and signed on behalf of the Company certifying to the effect that the conditions set forth in Sections 7.02(a), 7.02(b) and 7.02(c) have been satisfied.

SECTION 7.03. Conditions to the Obligations of the Company.

The obligations of the Company to effect the LCIF Merger and consummate the other transactions contemplated by this Agreement are subject to the satisfaction or waiver (to the extent permitted by Law) by the Company, at or prior to the Closing, of the following additional conditions:

(a)                            Representations and Warranties. (i) The representations and warranties of LCIF contained in Section 5.01 and Section 5.06 shall be true and correct in all material respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all material respects at and as of such time), (ii) the representations and warranties of LCIF contained in Section 5.02 shall be true and correct in all respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all respects at and as of such time), (iii) the representations and warranties of LCIF contained in Section 5.03 shall be true and correct in all but de minimis respects as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a

17

specified time, in which case such representation or warranty shall be true and correct in all but de minimis respects at and as of such time), and (iv) each of the other representations and warranties of LCIF contained in this Agreement shall be true and correct as of the date hereof and as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions, in the case of this clause (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that, with respect to the foregoing clauses (i) and (iv), any exceptions and qualifications with regard to materiality or Material Adverse Effect contained therein shall be disregarded for purposes of this Section 7.03(a).

(b)                           Agreements and Covenants. LCIF shall have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants to be performed and complied with by it under this Agreement at or prior to the Closing;

(c)                            No Material Adverse Effect. There shall not have occurred any event, circumstance, change or effect that individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect with respect to LCIF; and

(d)                           Delivery of Certificate. LCIF shall have delivered to the Company a certificate, dated as of the Closing Date and signed on behalf of LCIF certifying to the effect that the conditions set forth in Sections 7.03(a), 7.03(b) and 7.03(c) have been satisfied.

ARTICLE VIII
TERMINATION

SECTION 8.01. Termination.

This Agreement may be terminated in writing, and the LCIF Merger may be abandoned, at any time prior to the Effective Time (the date of any such termination, the “Termination Date”):

(a)                            by the mutual written consent of LCIF and the Company; or

(b)                           by either the Company or LCIF by written notice to the other party if any Governmental Authority with jurisdiction over such matters shall have issued a governmental order permanently restraining, enjoining or otherwise prohibiting the LCIF Merger, and such governmental order shall have become final and unappealable; provided, however, that the terms of this Section 8.01(b) shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such governmental order or to have such governmental order vacated or made inapplicable to the LCIF Merger.

SECTION 8.02. Effect of Termination.

In the event of termination of this Agreement and abandonment of the LCIF Merger and the other transactions contemplated by this Agreement pursuant to and in accordance with Section 8.01, this Agreement shall forthwith become void and of no further force or effect

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whatsoever (except that this Section 8.02, Section 8.03, Article IX, and the definitions of all defined terms appearing in such sections, shall survive the termination hereof), and there shall be no liability on the part of any party hereto, or their respective officers, directors, trustees, subsidiaries or partners, as applicable, to this Agreement; provided, however, that nothing contained in this Agreement shall relieve any party to this Agreement from any liability or damages resulting from or arising out of any fraud in connection with this Agreement or any willful and material breach of any agreement or covenant hereunder prior to such termination of this Agreement. For purposes of the foregoing, “willful and material breach” shall mean an intentional and willful act, or an intentional and willful failure to act, in each case that is the consequence of an act or omission by a Person with the actual knowledge that the taking of such act or failure to take such act would or would reasonably be expected to cause a material breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Person to which they were made.

SECTION 8.03. Fees and Expenses.

All costs and expenses incurred in connection with this Agreement, the LCIF Merger and the other transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the LCIF Merger and the other transactions contemplated by this Agreement are consummated.

ARTICLE IX
GENERAL PROVISIONS

SECTION 9.01. Non-Survival of Representations and Warranties.

The representations and warranties in this Agreement and in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, and the covenants to be performed prior to or at the Closing, shall terminate upon the earlier of (a) the Closing and (b) the termination of this Agreement. This Section 9.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance in whole or in part after the Effective Time.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or by a recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to LCIF:

Lepercq Corporate Income Fund L.P.

One Penn Plaza

Suite 4015

New York, NY 10119-4015

Attn: General Partner

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if to the Company:

LXP Industrial Trust

One Penn Plaza

Suite 4015
New York, NY 10119-4015
Attn: General Counsel

SECTION 9.03. Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 9.04. Amendment.

This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto prior to the Effective Time, subject to compliance with applicable Law and the LCIF Partnership Agreement.

SECTION 9.05. Entire Agreement; Assignment.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise (except to the Surviving Entity).

SECTION 9.06. Parties in Interest.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, subject to Section 9.05, their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than the parties hereto and, subject to Section 9.05, their respective successors and permitted assigns, except following the Effective Time, the rights of holders of LCIF Partnership Units to receive the Merger Consideration.

SECTION 9.07. Extension; Waiver.

At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any

20

inaccuracies in the representations and warranties of the other party hereto contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party (provided that any waiver must be signed by the party or parties hereto to whose benefit the relevant provision inures). The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

SECTION 9.08. Specific Performance.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 9.09. Governing Law; Consent to Jurisdiction.

This Agreement and any and all transactions or actions related hereto shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to conflict of law principles; provided, however, that to the extent required by the Laws of the State of Maryland or the Laws of the State of Delaware, the LCIF Merger shall be governed by, and construed in accordance with such Laws, as applicable, regardless of the Laws that might otherwise govern under applicable principles of conflict of Laws thereof. All actions and proceedings (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement, shall be heard and determined exclusively in any New York state or federal court. Each party hereto hereby irrevocably (a) submits to the exclusive jurisdiction of any New York state or federal court, for the purpose of any action arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement brought by any party hereto, (b) agrees that it will not bring any action arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the above-named courts, (c)  waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement may not be enforced in or by any of the above-named courts, and (d) agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto hereby agrees that notice given in accordance with Section 9.02 hereof shall constitute effective service of process in any such action or proceeding.

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SECTION 9.10. Waiver of Jury Trial.

Each of the parties hereto hereby IRREVOCABLY waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

SECTION 9.11. Headings.

The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.12. Counterparts.

This Agreement may be executed in counterparts with the same effect as if both parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Agreement. The parties hereto consent and agree that this Agreement may be signed and/or transmitted by e-mail of a .pdf, .tif or .jpeg document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties hereto further consent and agree that (i) to the extent a party signs this Agreement using electronic signature technology, by clicking “SIGN”, such party is signing this Agreement electronically, and (ii) the electronic signatures appearing on this Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

SECTION 9.13. Mutual Drafting.

Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between such parties.

SECTION 9.14. No Recourse.

This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto has any liability for any obligations or liabilities of the parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEPERCQ CORPORATE INCOME FUND L.P.

By: Lex GP-1 Trust, its sole general partner

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Vice President

LXP INDUSTRIAL TRUST

By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Executive Vice President

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.          Indemnification of Directors and Officers

The Maryland REIT Law and Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any trustee or officer made a party to any proceedings by reason of service as a trustee or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee or officer in connection with the proceeding; but, if the proceeding is one by or in the right of the company, indemnification is not permitted with respect to any proceeding in which the trustee or officer has been adjudged to be liable to the company, or if the proceeding is one charging improper personal benefit to the trustee or officer, whether or not involving action in the trustee's or officer's official capacity, indemnification of the trustee or officer is not permitted if the trustee or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment creates a rebuttable presumption that the trustee or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee or officer failed to meet the requisite standard of conduct for permitted indemnification. In addition, the Maryland REIT Law and the MGCL permits a trust to advance reasonable expenses to a trustee or officer upon the trust’s receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the trust if it is ultimately determined that the standard of conduct was not met.

Pursuant to the LXP Declaration of Trust, LXP’s trustees and officers are and will be indemnified against certain liabilities. The LXP Declaration of Trust requires LXP to indemnify its trustees and officers, whether serving LXP or at its request any other entity, to the fullest extent permitted from time to time by the laws of Maryland, including the advance of expenses under the procedures and to the fullest extent permitted by Maryland law. The LXP Declaration of Trust also provides that LXP will indemnify other employees and agents, whether serving LXP or at its request any other entity, to such extent as shall be authorized by the LXP Board or the LXP bylaws and be permitted by law. The Maryland REIT law also permits a REIT formed under Maryland law to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. The LXP Declaration of Trust contains such a provision that eliminates such liability to the fullest extent permitted by the Maryland REIT Law.

The foregoing reference is necessarily subject to the complete text of the LXP Declaration of Trust, and the statutes referred to above and is qualified in its entirety by reference thereto.

We have also purchased liability insurance for our trustees and officers, which also covers our subsidiaries. LXP has also entered into indemnification agreements with certain officers and trustees for the purpose of indemnifying such persons from certain claims and actions in their capacities as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description of Document
2.1	Amended and Restated Agreement and Plan of Merger, by and between LXP Industrial Trust and Lepercq Corporate Income Fund L.P., dated as of October 24, 2023 (included as Annex A to this information statement/prospectus included in this registration statement)
3.1	Articles of Merger and Amended and Restated Declaration of Trust of LXP, dated December 31, 2006 (filed as Exhibit 3.1 to LXP's Current Report on Form 8-K filed January 8, 2007)(1)
3.2	Articles Supplementary Relating to the Reclassification of 8.05% Series B Cumulative Redeemable Preferred Stock, par value $0.0001 per share, and 7.55% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share (filed as Exhibit 3.4 to LXP's Current Report on Form 8-K filed November 21, 2013)(1)

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3.3	Articles of Amendment to the Amended and Restated Declaration of Trust, dated as of December 14, 2021 (filed as Exhibit 3.1 to LXP's Current Report on Form 8-K filed on December 16, 2021)(1)
3.4	Articles of Amendment to the Amended and Restated Declaration of Trust, dated as of May 26, 2022 (filed as Exhibit 3.1 to LXP's Current Report on Form 8-K filed on May 27, 2022)(1)
3.5	Third Amended and Restated By-laws of LXP (filed as Exhibit 3.1 to LXP's Current Report on Form 8-K filed May 19, 2023)(1)
3.6	Sixth Amended and Restated Agreement of Limited Partnership of LCIF, dated as of December 30, 2013 (filed as Exhibit 3.25 to LXP's Annual Report on Form 10-K filed February 26, 2014)(1)
3.7	First Amendment to Sixth Amended and Restated Agreement of Limited Partnership of LCIF, dated as of July 12, 2021 (filed as Exhibit 3.1 to LXP's Current Report on Form 8-K filed July 16, 2021)(1)
4.1	Specimen of Common Shares Certificate of LXP (filed as Exhibit 4.1 to LXP's Annual Report on Form 10-K for the year ended December 31, 2021)(1)
4.2	Form of 6.50% Series C Cumulative Convertible Preferred Stock certificate (filed as Exhibit 4.1 to LXP's Registration Statement on Form 8A filed December 8, 2004)(1)
4.3	Amended and Restated Trust Agreement, dated March 21, 2007, among LXP, The Bank of New York Trust Company, National Association, The Bank of New York (Delaware), the Administrative Trustees (as named therein) and the several holders of the Preferred Securities from time to time (filed as Exhibit 4.1 to LXP's Current Report on Form 8-K filed March 27, 2007 (the “03/27/2007 8-K”))(1)
4.4	Junior Subordinated Indenture, dated as of March 21, 2007, between Lexington Realty Trust and The Bank of New York Trust Company, National Association (filed as Exhibit 4.2 to the 03/27/07 8-K)(1)
4.5	Indenture, dated as of June 10, 2013, among LXP, certain subsidiaries of LXP signatories thereto, and U.S. Bank, as trustee (filed as Exhibit 4.1 to LXP's Current Report on Form 8-K filed on June 13, 2013)(1)
4.6	First Supplemental Indenture, dated as of September 30, 2013, between LXP and U.S. Bank, as trustee (filed as Exhibit 4.2 to LXP's Current Report on Form 8-K filed on October 3, 2013)(1)
4.7	Indenture, dated as of May 9, 2014, among LXP and U.S. Bank, as trustee (filed as Exhibit 4.1 to LXP's Current Report on Form 8-K filed May 13, 2014)(1)
4.8	First Supplemental Indenture, dated as of May 20, 2014, among LXP, LCIF and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to LXP's Current Report on Form 8-K filed May 20, 2014)(1)
4.9	Second Supplemental Indenture, dated as of August 28, 2020, among LXP and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to LXP's Current Report on Form 8-K filed August 28, 2020)(1)
4.10	Third Supplemental Indenture, dated as of August 30, 2021, among LXP and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to LXP's Current Report on Form 8-K filed August 30, 2021)(1)
5.1	Opinion of Venable LLP
8.1	Opinion of Hogan Lovells US LLP regarding certain tax matters
21	List of subsidiaries (filed as Exhibit 21 to LXP’s Annual Report on Form 10-K filed February 16, 2023)(1)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Venable LLP (included as part of its opinion filed as Exhibit 5.1 hereto and incorporated herein by reference)
23.3	Consent of Hogan Lovells US LLP (included as part of its opinion filed as Exhibit 8.1 hereto and incorporated herein by reference)
24	Powers of Attorney (contained on the signature pages of this registration statement)

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107	Exhibit Fee Table

(1)	Incorporated by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(e) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(g) that, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

(h) that every prospectus that (i) is filed pursuant to paragraph (g) immediately preceding, or (ii) purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(i) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;

(j) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

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(k) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 1, 2023.

LXP INDUSTRIAL TRUST

By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints T. Wilson Eglin, Beth Boulerice and Joseph S. Bonventre, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on November 1, 2023.

Signature	Title

/s/ T. Wilson Eglin	Chairman, Chief Executive Officer and President (Principal Executive Officer)
T. Wilson Eglin

/s/ Beth Boulerice	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer)
Beth Boulerice

/s/ Mark Cherone	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Mark Cherone

/s/ Lawrence L. Gray	Trustee
Lawrence L. Gray

/s/ Arun Gupta	Trustee
Arun Gupta

/s/ Jamie Handwerker	Trustee
Jamie Handwerker

Signature	Title

/s/ Derrick L. Johnson	Trustee
Derrick L. Johnson

/s/ Claire A. Koeneman	Trustee
Claire A. Koeneman

/s/ Nancy Elizabeth Noe	Trustee
Nancy Elizabeth Noe

/s/ Howard Roth	Trustee
Howard Roth